As filed with the Securities and Exchange Commission on May 16, 2011

Registration No.  333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM F-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Credit Suisse Group AG

(Exact Name of Registrant as Specified in Its Charter)

Canton of Zurich, Switzerland
(State or Other Jurisdiction of Incorporation or Organization)

98-0215385
(I.R.S.  Employer Identification No.)

Paradeplatz 8
CH-8001 Zurich, Switzerland
+41 44 212 1616
(Address and telephone number of Registrant’s principal executive offices)

Credit Suisse Group (Guernsey) I Limited

(Exact Name of Registrant as Specified in Its Charter)

Island of Guernsey
(State or Other Jurisdiction of Incorporation or Organization)

98-0691265
(I.R.S.  Employer Identification No.)

Helvetia Court
South Esplanade
St.  Peter Port
Guernsey GYI 3WF, Channel Islands
+44 1481 719 088
(Address and telephone number of Registrant’s principal executive offices)

Credit Suisse Group (Guernsey) III Limited

(Exact Name of Registrant as Specified in Its Charter)

Island of Guernsey
(State or Other Jurisdiction of Incorporation or Organization)

98-0702123
(I.R.S.  Employer Identification No.)

Helvetia Court
South Esplanade
St.  Peter Port
Guernsey GYI 3WF, Channel Islands
+44 1481 719 088
(Address and telephone number of Registrant’s principal executive offices)

D.  Neil Radey
General Counsel
Credit Suisse (USA), Inc.
Eleven Madison Avenue
New York, New York 10010
(212) 325-2000
(Name, address and telephone number of agent for service)

Copies to:

Romeo Cerutti
General Counsel
Credit Suisse Group AG
Paradeplatz 8
CH-8001 Zurich, Switzerland
+41 44 212 1616

Alan L. Beller Craig B. Brod Michael J. Volkovitsch Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 (212) 225-2000

Kris F. Heinzelman
David Mercado
Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, New York 10019
(212) 474-1000
(212) 474-3700

One Ropemaker Street

City of London EC2Y 9HR

United Kingdom

+44 020 7453 1000

René Bösch Homburger AG Weinbergstrasse 56-58 CH 8006 Zurich, Switzerland +41 43 222 10 00

Graham Hall
Carey Olsen
Carey House

Les Banques
St.  Peter Port
Guernsey GY1 4BZ
+44 (0) 1481 727272

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.C.  or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C.  filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Senior or Subordinated Guaranteed Exchangeable or Convertible Debt Securities of Credit Suisse Group (Guernsey) I Limited	—	—	—	—

Senior or Subordinated Guaranteed Exchangeable or Convertible Debt Securities of Credit Suisse Group (Guernsey) III Limited	—	—	—	—

Shares, with a par value of CHF 0.04, of Credit Suisse Group AG(3)	—	—	—	—

Senior or Subordinated Guarantees of Credit Suisse Group AG in connection with the Senior or Subordinated Guaranteed Exchangeable or Convertible Debt Securities of Credit Suisse Group (Guernsey) I Limited(4)	—	—	—	—

Senior or Subordinated Guarantees of Credit Suisse Group AG in connection with the Senior or Subordinated Guaranteed Exchangeable or Convertible Debt Securities of Credit Suisse Group (Guernsey) III Limited(4)	—	—	—	—

(1)          An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be offered at indeterminable prices.  Separate consideration may or may not be received for securities that are issuable upon conversion or exchange of other securities or that are represented by American depositary shares.  No filing fee is payable in respect of the guarantees as no separate consideration will be paid or received in respect of such guarantees.  In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the Registrants are deferring payment of all of the registration fee.

(2)          This Registration Statement also includes an indeterminate amount of securities of the classes specified above that may be reoffered and resold on an ongoing basis after their initial sale in market-making transactions by and through affiliates of the Registrants, including Credit Suisse Securities (USA) LLC.  These securities consist of an indeterminate amount of such securities that are initially being registered, and will initially be offered and sold under this Registration Statement.

(3)          The Shares are being registered in connection with issuances from time to time of Shares upon conversion or exchange of (i) Senior or Subordinated Guaranteed Exchangeable or Convertible Debt Securities of Credit Suisse Group (Guernsey) I Limited or Senior or Subordinated Guaranteed Exchangeable or Convertible Debt Securities of Credit Suisse Group (Guernsey) III Limited registered hereunder or (ii) other securities with terms similar to the Senior or Subordinated Exchangeable or Convertible Debt Securities issued in transactions exempt from registration under the Securities Act of 1933.  A separate registration statement on Form F-6 (No.  333-13926) has been used for the registration of American depositary shares evidenced by the American depositary receipts issuable upon deposit of the Shares registered hereby.

(4)          In connection with the guarantees, Credit Suisse Group AG may act through its head office or any one of its branches.  No separate consideration will be received for the guarantees of Credit Suisse Group AG in connection with the Senior or Subordinated Guaranteed Exchangeable or Convertible Debt Securities of Credit Suisse Group (Guernsey) I Limited or the Senior or Subordinated Guaranteed Exchangeable or Convertible Debt Securities of Credit Suisse Group (Guernsey) III Limited.

Credit Suisse Group (Guernsey) I Limited
Senior or Subordinated Guaranteed Exchangeable or Convertible Debt Securities

Credit Suisse Group (Guernsey) III Limited
Senior or Subordinated Guaranteed Exchangeable or Convertible Debt Securities

Credit Suisse Group AG
Guarantees

Credit Suisse Group (Guernsey) I Limited or Credit Suisse Group (Guernsey) III Limited may from time to time offer to sell senior or subordinated guaranteed exchangeable or convertible debt securities, convertible or exchangeable into shares or American depositary shares, as specified in the applicable prospectus supplement, of Credit Suisse Group AG, which we refer to as “Convertible Securities.”  Such Convertible Securities will be fully and unconditionally guaranteed by Credit Suisse Group AG.

Credit Suisse Group AG, acting through its head office or any one of its branches, may from time to time offer to sell senior or subordinated guarantees of Convertible Securities in conjunction with the issuance and sale of the Convertible Securities issued by Credit Suisse Group (Guernsey) I Limited or Credit Suisse Group (Guernsey) III Limited.

We will provide the specific terms of these securities in supplements to this prospectus.  You should read this prospectus and any supplement carefully before you invest.  We will not use this prospectus to issue any securities unless it is attached to a prospectus supplement.

Unless we state otherwise in a prospectus supplement, we will list these securities on a securities exchange, as described in the applicable prospectus supplement.

These securities may be offered directly or to or through underwriters, agents or dealers, including Credit Suisse Securities (USA) LLC, an affiliate of Credit Suisse Group AG, Credit Suisse Group (Guernsey) I Limited and Credit Suisse Group (Guernsey) III Limited.  Because of this relationship, Credit Suisse Securities (USA) LLC would have a “conflict of interest” within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, Inc., or FINRA. If Credit Suisse Securities (USA) LLC or our other U.S.-registered broker-dealer subsidiaries or affiliates participate in the distribution of the Convertible Securities, we will conduct the offering in accordance with the applicable provisions of FINRA Rule 5121. See “Plan of Distribution—Conflicts of Interest.”  The names of any other underwriters, agents or dealers will be included in a supplement to this prospectus.

Investing in the Convertible Securities involves risks.  We may include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete.  Any representation to the contrary is a criminal offense.

The Convertible Securities of Credit Suisse Group (Guernsey) I Limited and its affiliates or Credit Suisse Group (Guernsey) III Limited and its affiliates are not deposit liabilities and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland, the Bailiwick of Guernsey or any other jurisdiction. Unless otherwise provided in the applicable prospectus supplement, the Convertible Securities will not have the benefit of any agency or governmental guarantee.

Our registered shares are listed on the SIX Swiss Exchange under the symbol “CSGN” and, in the form of American depositary shares, on the New York Stock Exchange under the symbol “CS.”  The last reported sale price of our common stock on May 13, 2011 was CHF 37.00 and the last reported sale price of our American depositary shares on May 13, 2011 was USD 41.36.

Any of our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, may use this prospectus and our prospectus supplements in connection with offers and sales of the Convertible Securities and in connection with market-making transactions by and through our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, at prices that relate to the prevailing market prices of the Convertible Securities at the time of the sale or otherwise.  Any of our broker-dealer subsidiaries and affiliates, including Credit Suisse Securities (USA) LLC, may act as principal or agent in these transactions.  None of our broker-dealer subsidiaries and affiliates has any obligation to make a market in any of our offered securities and may discontinue any market-making activities at any time without notice, at its sole discretion.

Credit Suisse

The date of this prospectus is May 16, 2011.

WE ARE RESPONSIBLE FOR THE INFORMATION CONTAINED AND INCORPORATED BY REFERENCE IN THIS PROSPECTUS.  AT THE DATE OF THIS PROSPECTUS, WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION, AND WE TAKE NO RESPONSIBILITY FOR ANY OTHER INFORMATION OTHERS MAY GIVE YOU. WE ARE NOT MAKING AN OFFER OF THE CONVERTIBLE SECURITIES OR SHARES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS DOCUMENT.

i

ABOUT THIS PROSPECTUS

In this prospectus, the term “finance subsidiary” refers to Credit Suisse Group (Guernsey) I Limited or Credit Suisse Group (Guernsey) III Limited, as the context may require, each of which is a Guernsey incorporated non-cellular company limited by shares, which may issue Convertible Securities fully and unconditionally guaranteed by Credit Suisse Group AG.  Credit Suisse Group (Guernsey) I Limited and Credit Suisse Group (Guernsey) III Limited are each wholly-owned subsidiaries of Credit Suisse Group AG.  Credit Suisse Group AG will fully and unconditionally guarantee any Convertible Securities issued by each of the finance subsidiaries pursuant to this registration statement.  There are various legal and regulatory requirements, including the satisfaction of a solvency test under Guernsey law, applicable to some of Credit Suisse Group AG’s subsidiaries that limit their ability to pay dividends or distributions and make loans and advances to Credit Suisse Group AG.

Credit Suisse Group AG does not expect the finance subsidiaries to file reports under the Securities Exchange Act of 1934, as amended, or the Exchange Act, with the Securities and Exchange Commission, or the “SEC.”

The terms “Credit Suisse Group,” “we,” “our,” and “us” refer to Credit Suisse Group AG and, unless the context requires otherwise, will include the finance subsidiaries and our other subsidiaries.

Credit Suisse Group’s consolidated financial statements, which are incorporated by reference into this prospectus, have been prepared in accordance with accounting principles generally accepted in the United States of America, which we refer to as U.S. GAAP.  Credit Suisse Group’s financial statements are denominated in Swiss francs, the legal tender of Switzerland.  When we refer to “CHF,” we mean Swiss francs.  When we refer to “USD” or “$,” we mean U.S. dollars.

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC using a “shelf” registration process.  Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings.  This prospectus provides you with a general description of the securities we may offer.  Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  The prospectus supplement may also add, update or change information contained in this prospectus.  You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

LIMITATIONS ON ENFORCEMENT OF U.S. LAWS

Credit Suisse Group is a holding company for financial services companies and is domiciled in Switzerland.  Many of its directors and executive officers (as well as certain directors, managers and executive officers of the finance subsidiaries), and certain experts named in this prospectus, are resident outside the United States, and all or a substantial portion of their assets and the assets of such persons are located outside the United States.  As a result, it may be difficult for you to serve legal process on Credit Suisse Group or its directors and executive officers (as well as certain directors, managers and executive officers of the finance subsidiaries) or have any of them appear in a U.S. court.  We have been advised by Homburger AG, Swiss counsel to Credit Suisse Group, and Carey Olsen, Guernsey counsel to the finance subsidiaries, that due to the lack of reciprocal enforcement legislation between Switzerland, the Bailiwick of Guernsey and the United States, there is doubt as to enforceability in Switzerland and Guernsey, as applicable, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities based solely on the federal securities laws of the United States.

WHERE YOU CAN FIND MORE INFORMATION

Credit Suisse Group files periodic reports and other information with the SEC.  You may read and copy any document Credit Suisse Group files at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C.  20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.  In addition, the SEC maintains an Internet site at http://www.sec.gov that contains information regarding issuers that file electronically with the SEC.  Reports and other information concerning the business of Credit Suisse

Group may also be inspected at the offices of the New York Stock Exchange at 11 Wall Street, New York, New York 10005.

The SEC allows Credit Suisse Group to “incorporate by reference” the information it files with the SEC, which means that Credit Suisse Group can disclose important information to you by referring you to those documents.  The information incorporated by reference is an important part of this prospectus, and information that Credit Suisse Group files later with the SEC and which is incorporated by reference will automatically update and supersede this information.

Credit Suisse Group incorporates by reference into the registration statement of which this prospectus forms a part the documents listed below and any future filings it makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, which will be incorporated by reference until it sells all of the securities described in this prospectus.  Credit Suisse Group’s reports on Form 6-K filed with the SEC after the date of this prospectus (or portions thereof) are incorporated by reference in this prospectus only to the extent that the reports expressly state such reports are filed (and not furnished) with the SEC.  Credit Suisse Group hereby incorporates by reference the following:

•                  its annual report on Form 20-F for the year ended December 31, 2010;

•                  its report on Form 6-K dated April 27, 2011, which contains unaudited consolidated interim financial information for Credit Suisse Group for the three months ended March 31, 2011;

•                  its report on Form 6-K dated May 4, 2011; and

•                  its report on Form 6-K dated May 10, 2011.

You may request a copy of these filings, at no cost, by writing or telephoning Credit Suisse Group at its principal executive office at the following address:

Credit Suisse Group AG
Paradeplatz 8
CH-8001 Zurich, Switzerland
Attention: Investor Relations
+41 44 212 1616

Internet: http://www.credit-suisse.com/investors/en/index.html

We are not incorporating the contents of the website into this prospectus.

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part.  You should read the exhibits carefully for provisions that may be important to you.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act of 1934.  You should not place undue reliance on these statements.  In addition, in the future we, and others on our behalf, may make statements that constitute forward-looking statements.  Such forward-looking statements may include, without limitation, statements relating to the following:

•                  our plans, objectives or goals;

•                  our future economic performance or prospects;

•                  the potential effect on our future performance of certain contingencies; and

•                  assumptions underlying any such statements.

Words such as “believes,” “anticipates,” “expects,” “intends” and “plans” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.  We do not intend to update these forward-looking statements except as may be required by applicable securities laws.

By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks exist that predictions, forecasts, projections and other outcomes described or implied in forward-looking statements will not be achieved.  We caution you that a number of important factors could cause results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements.  These factors include:

•                  the ability to maintain sufficient liquidity and to access capital markets;

•                  market and interest rate fluctuations and interest rate levels;

•                  the strength of the global economy in general and the strength of the economies of the countries in which we conduct our operations, in particular the risk of continued slow economic recovery in the U.S. or other developed countries in 2011 and beyond;

•                  the direct and indirect impacts of continuing deterioration or slow recovery in residential and commercial real estate markets;

•                  adverse rating actions by credit rating agencies in respect of sovereign issuers, structured credit products or other credit-related exposures;

•                  the ability of counterparties to meet their obligations to us;

•                  the effects of, and changes in, fiscal, monetary, trade and tax policies, and currency fluctuations;

•                  political and social developments, including war, civil unrest or terrorist activity;

•                  the possibility of foreign exchange controls, expropriation, nationalization or confiscation of assets in countries in which we conduct our operations;

•                  operational factors such as systems failure, human error or the failure to implement procedures properly;

•                  actions taken by regulators with respect to our business and practices in one or more of the countries in which we conduct our operations;

•                  the effects of changes in laws, regulations or accounting policies or practices;

•                  competition in geographic and business areas in which we conduct our operations;

•                  the ability to retain and recruit qualified personnel;

•                  the ability to maintain our reputation and promote our brand;

•                  the ability to increase market share and control expenses;

•                  technological changes;

•                  the timely development and acceptance of our new products and services and the perceived overall value of these products and services by users;

•                  acquisitions, including the ability to integrate acquired businesses successfully, and divestitures, including the ability to sell non-core assets;

•                  the adverse resolution of litigation and other contingencies;

•                  the ability to achieve our cost efficiency goals and cost targets; and

•                  our success at managing the risks involved in the foregoing.

We caution you that the foregoing list of important factors is not exclusive.  When evaluating forward-looking statements, you should carefully consider the foregoing factors and other uncertainties and events, as well as the risk factors and other information set forth in Credit Suisse Group’s annual report on Form 20-F for the year ended December 31, 2010, and subsequent annual reports on Form 20-F filed by Credit Suisse Group with the SEC; Credit Suisse Group’s reports on Form 6-K filed with the SEC; and the risk factors relating to Credit Suisse Group, a particular security offered by this prospectus or a particular offering discussed in the applicable prospectus supplement.

USE OF PROCEEDS

Unless we tell you otherwise in a prospectus supplement, we will use the net proceeds from the sale of the securities described in this prospectus by Credit Suisse Group or the relevant finance subsidiary for investments in capital instruments issued by Credit Suisse Group or any of its subsidiaries, and for general corporate purposes. With the exception of certain situations described in more detail in the applicable prospectus supplement, the net proceeds will be applied exclusively outside Switzerland unless Swiss fiscal laws allow such usage in Switzerland without triggering Swiss withholding taxes on interest payments on debt instruments.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth Credit Suisse Group’s ratio of earnings to fixed charges for the periods indicated:

	Quarter Ended	Year Ended December 31,
	March 13, 2011	2010	2009	2008		2007	2006
Ratio of Earnings to Fixed Charges(1)
Credit Suisse Group	1.42	1.33	1.44	0.70	(2)	1.16	1.24

(1)          For purposes of calculating the ratio of earnings to fixed charges, earnings consist of profit/loss from continuing operations before taxes, extraordinary items, cumulative effect of changes in accounting principles and minority interests less income from investments in associates plus fixed charges.  Fixed charges for these purposes consist of (a) interest expense, (b) a portion of premises and real estate expenses, deemed representative of the interest factor and (c) preferred dividend requirements in connection with preferred securities of subsidiaries.

(2)          The deficiency in the coverage of fixed charges by earnings before fixed charges was CHF 12,201 million for the year ended December 31, 2008.

CAPITALIZATION AND INDEBTEDNESS

The table below shows the consolidated capitalization and indebtedness of Credit Suisse Group as of December 31, 2010.  You should read this table along with our consolidated financial statements and other financial information, which are included in the documents incorporated by reference in this prospectus.

As of March 31, 2011
(in CHF millions)

Debt:
Short-term borrowings	23,023
Long-term borrowings	175,877
All other liabilities	774,280
Total liabilities	973,180
Equity:
Shareholder’s Equity:
Common shares	48
Additional paid-in capital	22,565
Retained earnings	26,455
Treasury shares, at cost	0
Accumulated other comprehensive income/(loss)	(15,011)
Total shareholder’s equity	34,057
Noncontrolling interests	9,231
Total equity	43,288
Total capitalization and indebtedness	1,016,468

CREDIT SUISSE GROUP AG

Credit Suisse Group is a holding company for financial services companies and is domiciled in Switzerland.  Its activities are operated and managed in three reporting segments: Investment Banking, Private Banking and Asset Management.

Credit Suisse Group is a publicly held corporation and its registered shares are listed on the SIX Swiss Exchange and, in the form of American depositary shares, on the New York Stock Exchange.  Credit Suisse Group’s registered head office is located at Paradeplatz 8, CH-8001 Zurich, Switzerland, and its telephone number is +41-44-212-1616.

Credit Suisse Group, Guernsey branch, was established in 1986 and is a vehicle for various funding activities of Credit Suisse Group.  The Guernsey branch exists as part of Credit Suisse Group and is not a separate legal entity, although it has independent status for certain tax and Guernsey regulatory purposes.  The Guernsey branch is located at Helvetia Court, South Esplanade, St.  Peter Port, Guernsey, Channel Islands, GY1 3WF, and its telephone number is +44-1481-724-605.

Credit Suisse Group may act through its Guernsey branch in connection with the Convertible Securities as described in this prospectus and the applicable prospectus supplement.

THE FINANCE SUBSIDIARIES

General

Credit Suisse Group (Guernsey) I Limited (registration number 52976) and Credit Suisse Group (Guernsey) III Limited (registration number 52978) are each Guernsey incorporated non-cellular companies limited by shares.  Credit Suisse Group (Guernsey) I Limited and Credit Suisse Group (Guernsey) III Limited were both incorporated on January 28, 2011 in Guernsey and each will continue in existence until it is removed from the Register of

Companies in accordance with Guernsey law.  The registered office of the finance subsidiaries is located at Helvetia Court, South Esplanade, St. Peter Port, Guernsey GY1 3WF, Channel Islands. The telephone number is +44 1481 719088.

The finance subsidiaries are both wholly-owned by Credit Suisse Group.  Each finance subsidiary exists for the purpose of issuing debt securities, the proceeds of which will be advanced to, or otherwise invested in, subsidiaries or affiliates of Credit Suisse Group.  Accordingly, the finance subsidiaries are dependent on Credit Suisse Group and other members of the Group servicing these advances.  Unless stated otherwise in the applicable prospectus supplement, Credit Suisse Group will fully and unconditionally guarantee, on a senior or subordinated basis, the guaranteed Convertible Securities issued by each finance subsidiary as to payment of principal, premium, if any, interest and any other amounts due, as well as the delivery of shares or, at our option, American depositary shares.

The share capital of Credit Suisse Group (Guernsey) I Limited is an unlimited number of shares of no par value which may be issued as ordinary shares.  The issued share capital of Credit Suisse Group (Guernsey) I Limited is U.S.$170,000 divided into 170,000 fully paid up ordinary shares with an issue price of U.S.$1 each.

The share capital of Credit Suisse Group (Guernsey) III Limited is an unlimited number of shares of no par value which may be issued as ordinary shares.  The issued share capital of Credit Suisse Group (Guernsey) III Limited is U.S.$50,000 divided into 50,000 fully paid up ordinary shares with an issue price of U.S.$1 each.

Management

The directors of Credit Suisse Group (Guernsey) I Limited and Credit Suisse Group (Guernsey) III Limited are as follows:

Name	Position	Principal Activities outside CSG Guernsey

Roy McGregor	Director	Chief Executive Officer, Credit Suisse (Guernsey) Ltd

Kenneth Wallbridge	Director	Head of Operations, Credit Suisse (Guernsey) Ltd

Kim Fox-Moertl	Director	Head of Capital Management, Credit Suisse

Roger Rimann	Director	Treasurer, Credit Suisse (Guernsey) Ltd

Anthony Le Conte	Director	Head of New Business, Credit Suisse (Guernsey) Ltd

The service address of the directors is Helvetia Court, South Esplanade, St. Peter Port, Guernsey GY1 3WF, Channel Islands. There are no conflicts of interest between the private interests or other duties of the directors listed above and their duties to each finance subsidiary.

Dividends and Distributions

Neither finance subsidiary has paid any dividends nor made any distributions as those terms are defined under the Companies (Guernsey) Law, 2008 (as amended) since its incorporation.  To the extent that a dividend may be declared or a distribution may be made, it will be paid subject to a solvency test in compliance with the Companies (Guernsey) Law, 2008 (as amended).

Assets and Liabilities

Other than in connection with the $2,000,000,000 7.875%. Tier 2 Buffer Capital Notes due 2041 issued by Credit Suisse Group (Guernsey) I Limited, neither finance subsidiary has acquired any assets nor incurred any loan capital or other borrowings or indebtedness or any contingent liabilities since its formation.

Auditors

The finance subsidiaries’ independent auditors are KPMG Audit Plc, 1 Canada Square, London, E14 5AG, United Kingdom.

The finance subsidiaries were incorporated on January 28, 2011 and have not yet prepared any accounts. Each finance subsidiaries’ accounting reference date is December 31 and its first accounts are expected to be prepared in accordance with International Financing Reporting Standards (IFRS) as at, and for the period ended, December 31, 2011.  Each finance subsidiary expects to produce annual audited financial statements in accordance with IFRS.

The finance subsidiaries do not have an audit committee.  As subsidiaries of Credit Suisse Group, each finance subsidiary complies with Credit Suisse Group’s overall corporate governance regime.

Business Purpose

Each finance subsidiary’s business purpose is unrestricted and is set out in its respective Memorandum of Incorporation each of which has been filed as an Exhibit to the Registration Statement of which this prospectus forms a part.

DESCRIPTION OF CONVERTIBLE SECURITIES

This section describes the general terms that will apply to any Convertible Securities that may be offered pursuant to this prospectus by either or both of the finance subsidiaries.  In this prospectus, the term “Issuer” refers, individually or severally, as applicable, to Credit Suisse Group (Guernsey) I Limited or Credit Suisse Group (Guernsey) III Limited, as set forth in the applicable prospectus supplement.  The specific terms of the offered Convertible Securities, and the extent to which the general terms described in this section apply to the Convertible Securities, will be described in the applicable prospectus supplement at the time of the offer.

General

As used in this prospectus, “Convertible Securities” means the senior or subordinated guaranteed exchangeable or convertible debt securities convertible into shares or American depositary shares of Credit Suisse Group that the relevant finance subsidiary issues and that Credit Suisse Group fully and unconditionally guarantees on a senior or subordinated basis (as described below under “—Credit Suisse Group Guarantees”) and, in each case, the trustee authenticates and delivers under the applicable indenture.

Convertible Securities will be issued in one or more series under the applicable indenture and supplements thereto among the relevant finance subsidiary, Credit Suisse Group and HSBC Bank USA, N.A., as trustee.  Each indenture is governed by English law, except that the provisions relating to the status and degree of subordination of the Convertible Securities and the guarantee are governed by, and shall be construed in accordance with, the laws of the Island of Guernsey, in the case of the finance subsidiaries, and the laws of Switzerland, in the case of Credit Suisse Group and except that with respect to those provisions of the Trust Indenture Act that are included or deemed to be included in the applicable indenture or that are deemed by the Trust Indenture Act to be part of and to govern the applicable indenture, the Trust Indenture Act shall govern.

This prospectus briefly outlines the provisions of the indentures.  Additional terms of the applicable indentures, including any supplements thereto, may be outlined in a supplement to this prospectus.  The terms of the indentures will include both those stated in the applicable indenture and those made part of the applicable indenture by the Trust Indenture Act.  Each indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part, and you should read the applicable indenture for provisions that may be important to you.

The indentures do not contain any covenants or other provisions designed to protect holders of the Convertible Securities against a reduction in the creditworthiness of Credit Suisse Group or the relevant finance subsidiary in the event of a highly leveraged transaction or that would prohibit other transactions that might adversely affect holders of the Convertible Securities, including a change in control of Credit Suisse Group or the relevant finance subsidiary.

Credit Suisse Group is a holding company and depends upon the earnings and cash flow of its subsidiaries to meet its obligations under the guarantees.  Since the creditors of any of its subsidiaries would generally have a right to receive payment that is superior to Credit Suisse Group’s right to receive payment from the assets of that subsidiary, payments to holders under the guarantees, if any, will be effectively subordinated to creditors of Credit Suisse Group’s subsidiaries.  In addition, there are various legal and regulatory requirements, including the satisfaction of a solvency test under Guernsey law, applicable to some of Credit Suisse Group’s subsidiaries that limit their ability to pay dividends and distributions and make loans and advances to Credit Suisse Group.

Issuances in Series

The indentures do not limit the amount of debt that may be issued.  The Convertible Securities may be issued in one or more series with the same or various maturities, at a price of 100% of their principal amount or at a premium or a discount.  Not all Convertible Securities of any one series need be issued at the same time and, unless otherwise provided, any series may be reopened for issuances of additional Convertible Securities of that series.  The Convertible Securities will not be secured by any property or assets of the finance subsidiaries or Credit Suisse Group.

The terms of any authorized series of Convertible Securities will be described in a prospectus supplement.  These terms may include:

•                  whether the Convertible Securities will be issued by Credit Suisse Group (Guernsey) I Limited or Credit Suisse Group (Guernsey) III Limited;

•                  the designation of the Convertible Securities of a series, which shall distinguish the Convertible Securities of that series from the Convertible Securities of all other series;

•                  under what conditions, if any, Credit Suisse Group may be substituted as Issuer of the Convertible Securities of the series;

•                  any limit on the aggregate principal amount of the Convertible Securities that may be authenticated or delivered;

•                  the place or places where principal of, and any interest on, the Convertible Securities shall be payable, where the Convertible Securities may be surrendered for exchange or conversion, if applicable, and where notices, demands to or upon the Issuer in respect of the Convertible Securities may be served and notice to holders may be published;

•                  the terms on which holders of the Convertible Securities may or are required to convert or exchange these securities into or for shares or, at our option, American depositary shares, of Credit Suisse Group and any specific terms relating to the conversion or exchange feature;

•                  whether the Convertible Securities qualify as Tier 1 capital or Tier 2 capital;

•                  the total principal amount of the Convertible Securities;

•                  the date or dates on which principal will be payable and whether the Convertible Securities will be payable on demand by the holders on any date;

•                  whether the Convertible Securities of the series or any portion thereof will be issuable as registered securities (and if so, whether such Convertible Securities will be issuable as registered global securities) or unregistered securities (with or without coupons), or any combination of the following, any restrictions applicable to the offer, sale or delivery of unregistered securities or the payment of interest thereon and , if other than as provided herein, the terms upon which unregistered securities may be exchanged for registered securities of such series and vice versa;

•                  whether and under what circumstances the Issuer will pay additional amounts on the Convertible Securities in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Issuer will have the option to redeem such Convertible Securities rather than pay such additional amounts;

•                  if the Convertible Securities are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Convertible Security of such series);

•                  the subordination provisions, if any, applicable to the Convertible Securities;

•                  the subordination provisions, if any, applicable to the guarantees of the Convertible Securities;

•                  the manner in which payments of principal, premium or interest will be calculated and whether any Convertible Security bears a fixed rate of interest or bears a floating rate of interest, including whether any Convertible Security is a regular floating rate note, a floating rate/fixed rate note or an inverse floating rate note (each as described below);

•                  provisions, if any, for the defeasance of the Convertible Securities;

•                  the interest payment dates;

•                  any applicable events of default, whether of the Issuer or Credit Suisse Group as guarantor, and whether related to senior or subordinated Convertible Securities, including acceleration provisions and covenant defaults;

•                  any covenants applicable to the series;

•                  whether any sinking fund is required;

•                  whether and under what circumstances the Convertible Securities of a series will be issued as original issue discount securities, and if other than the principal amount, the portion of the principal amount of Convertible Securities of a series which shall be payable upon declaration of acceleration of the maturity thereof;

•                  optional or mandatory redemption terms;

•                  authorized denominations, if other than $2,000 and integral multiples of $1,000 in excess thereof;

•                  the currency in which the Convertible Securities will be denominated or principal, premium or interest will be payable, if other than U.S. dollars;

•                  whether the Convertible Securities are to be issued as individual certificates to each holder or in the form of global certificates held by a depositary on behalf of holders;

•                  information describing any book-entry features;

•                  the terms of redemption and repurchase, if any;

•                  the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for any series; and

•                  any other terms consistent with the above.

The prospectus supplement relating to any series of Convertible Securities may also include, if applicable, a discussion of certain U.S. federal income tax considerations and considerations under the Employee Retirement Income Security Act of 1974, as amended, or ERISA.

Interest and Interest Rates

Each series of Convertible Securities that bears interest will bear interest from its date of issue or from the most recent date to which interest on that series of Convertible Securities has been paid or duly provided for, at the fixed or floating rate specified in the series of Convertible Securities, until the principal amount has been paid or made available for payment or the Convertible Securities have been cancelled.  Interest will be payable on each interest payment date and at maturity or on redemption, repurchase, conversion or exchange, if any.  Unless otherwise provided in the applicable prospectus supplement, in the event that the maturity date of any series of Convertible Securities is not a business day, principal and interest payable at maturity will be paid on the next succeeding business day with the same effect as if that following business day were the date on which the payment were due, and the Issuer will not pay any additional interest as a result of the delay in payment except as otherwise provided in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, interest payments in respect of a series of Convertible Securities will equal the amount of interest accrued from and including the immediately preceding interest payment date in respect of which interest has been paid or duly made available for payment (or from and including the date of issue, if no interest has been paid with respect to the applicable series of Convertible Securities) to but excluding the related interest payment date, maturity date or redemption or repurchase date, if any, as the case may be.

Interest will be payable to the person in whose name a Convertible Security is registered at the close of business on the regular record date next preceding the related interest payment date, except that:

•                  if the Issuer fails to pay the interest due on an interest payment date, the defaulted interest will be paid to the person in whose name the Convertible Security is registered at the close of business on the record date the Issuer will establish for the payment of defaulted interest; and

•                  interest payable at maturity, redemption or repurchase will be payable to the person to whom principal shall be payable.

The first payment of interest on any Convertible Securities originally issued between a regular record date and an interest payment date will be made on the interest payment date following the next succeeding regular record date to the registered owner on such next succeeding regular record date.

The prospectus supplement relating to the issuance of a particular series of Convertible Securities may also provide that the interest rate for such series will be automatically reset after any one or more reset dates specified therein.

Fixed Rate Notes

Each fixed rate Convertible Security, which we refer to as a fixed rate note, will bear interest at the annual rate specified in the applicable prospectus supplement.  The interest payment dates for fixed rate notes will be specified in the applicable prospectus supplement and, unless specified in the applicable prospectus supplement, the regular record dates will be the fifteenth calendar day (whether or not a business day) prior to each interest payment date.  Unless otherwise specified in the applicable prospectus supplement, interest on fixed rate notes will be computed and paid on the basis of a 360-day year of twelve 30-day months.  In the event that any date for any payment on any fixed rate note is not a business day, payment of interest, premium, if any, or principal otherwise payable on such fixed rate note will be made on the next succeeding business day.  The Issuer will not pay any additional interest as a result of the delay in payment.

Floating Rate Notes

Unless otherwise specified in an applicable prospectus supplement, each floating rate Convertible Security, which we refer to as a floating rate note, will be issued as described below.  Each applicable prospectus supplement will specify certain terms with respect to which such floating rate note is being delivered, including:

•                  whether the floating rate note is a regular floating rate note, an inverse floating rate note or a floating rate/fixed rate note (if not specified, the floating rate note will be a regular floating rate note);

•                  the interest rate basis or bases;

•                  initial interest rate;

•                  interest reset dates;

•                  interest reset period;

•                  interest payment dates;

•                  index maturity, if any;

•                  maximum interest rate and minimum interest rate, if any;

•                  the spread and/or spread multiplier, if any; and

•                  if one or more of the specified interest rate bases is LIBOR, the index currency, if any.

Unless otherwise specified in the applicable prospectus supplement, each regular record date for a floating rate note will be the fifteenth calendar day (whether or not a business day) prior to each interest payment date.

The interest rate borne by the floating rate notes will be determined as follows:

•                  Unless a floating rate note is a floating rate/fixed rate note or an inverse floating rate note, the floating rate note will be a regular floating rate note and, except as described below or in an applicable prospectus supplement, will bear interest at the rate determined by reference to the applicable interest rate basis or bases:

•                  plus or minus the applicable spread, if any; and/or

•                  multiplied by the applicable spread multiplier, if any.

Unless otherwise specified in the applicable prospectus supplement, commencing on the initial interest reset date, the rate at which interest on such regular floating rate note will be payable will be reset as of each interest reset date; provided, however, that the interest rate in effect for the period from the original issue date to the initial interest reset date will be the initial interest rate.

If a floating rate note is a floating rate/fixed rate note, then, except as described below or in an applicable prospectus supplement, the floating rate/fixed rate note will initially bear interest at the rate determined by reference to the applicable interest rate basis or bases:

•                  plus or minus the applicable spread, if any; and/or

•                  multiplied by the applicable spread multiplier, if any.

Commencing on the initial interest reset date, the rate at which interest on the floating rate/fixed rate note will be payable shall be reset as of each interest reset date, except that:

•                  the interest rate in effect for the period from the original issue date to the initial interest reset date will be the initial interest rate; and

•                  the interest rate in effect commencing on, and including, the fixed rate commencement date (as specified in the applicable prospectus supplement) to the maturity date will be the fixed interest rate specified in the applicable prospectus supplement, or if no fixed interest rate is so specified and the floating rate/fixed rate note is still outstanding on the fixed rate commencement date, the interest rate in effect on the floating rate/fixed rate note on the day immediately preceding the fixed rate commencement date.

If a floating rate note is an inverse floating rate note, then, except as described below or in an applicable prospectus supplement, the inverse floating rate note will bear interest equal to the fixed interest rate specified in the applicable prospectus supplement:

•                  minus the rate determined by reference to the interest rate basis or bases;

•                  plus or minus the applicable spread, if any; and/or

•                  multiplied by the applicable spread multiplier, if any.

Unless otherwise specified in the applicable prospectus supplement, the interest rate on an inverse floating rate note will not be less than zero.  Commencing on the initial interest reset date, the rate at which interest on such inverse floating rate note is payable will be reset as of each interest reset date; provided, however, that the interest rate in effect for the period from the original issue date to the initial interest reset date will be the initial interest rate.

Unless otherwise provided in the applicable prospectus supplement, each interest rate basis will be the rate determined in accordance with the applicable provisions below.  Except as set forth above or in the applicable prospectus supplement, the interest rate in effect on each day will be:

•                  if such day is an interest reset date, the interest rate as determined on the interest determination date immediately preceding such interest reset date; or

•                  if such day is not an interest reset date, the interest rate determined on the interest determination date immediately preceding the next preceding interest reset date.

The “spread” is the number of basis points to be added to, or subtracted from, the related interest rate basis or bases applicable to a floating rate note.  The “spread multiplier” is the percentage of the related interest rate basis or bases applicable to a floating rate note by which such interest rate basis or bases will be multiplied to determine the applicable interest rate on such floating rate note.  The “index maturity” is the period to maturity of the instrument or obligation with respect to which the interest rate basis or bases will be calculated. The “index currency” means the currency (including currency units and composite currencies) specified in the applicable prospectus supplement as the currency with respect to which LIBOR will be calculated. If no currency is specified in the applicable prospectus supplement, the index currency will be U.S. dollars.

Each applicable prospectus supplement will specify whether the rate of interest on the related floating rate note will be reset daily, weekly, monthly, quarterly, semi-annually, annually or such other specified interest reset period and the dates on which such interest rate will be reset.

The term “business day” means, unless otherwise specified in the applicable prospectus supplement, any day that is not a Saturday or Sunday and that is not a day on which banking institutions are generally authorized or obligated by law, regulation or executive order to close in The City of New York or in the City of Zurich, or in the Bailiwick of Guernsey.

Unless otherwise specified in the applicable prospectus supplement, if any interest payment date for any floating rate note (other than the maturity date, but including any redemption date or repurchase date) would otherwise be a day that is not a business day, that interest payment date or redemption date or repurchase date will be the next succeeding day that is a business day and interest shall accrue to, and be payable on, such following business day, except that if a floating rate note is a LIBOR note and if the next business day falls in the next succeeding calendar month, the interest payment date or redemption date or repurchase date will be the immediately preceding business day and interest shall accrue to, and be payable on, such preceding business day.  If the maturity date of a floating rate note falls on a day that is not a business day, the payment of principal, premium, if any, and interest, if any, will be made on the next succeeding business day, and we will not pay any additional interest for the period from and after the maturity date.

All percentages resulting from any calculation on floating rate notes will be to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

Unless otherwise provided for in the applicable prospectus supplement, HSBC Bank USA, N.A. will be the calculation agent and for each interest reset date will determine the interest rate with respect to any floating rate note as described below.  The calculation agent will notify the Issuer, the paying agent and the trustee of each determination of the interest rate applicable to a floating rate note promptly after such determination is made.  The calculation agent will, upon the request of the holder of any floating rate note, provide the interest rate then in effect and, if determined, the interest rate which will become effective as a result of a determination made with respect to the most recent interest determination date relating to such floating rate note.  Unless otherwise specified in the applicable prospectus supplement, the “calculation date,” where applicable, pertaining to any interest determination date will be the earlier of (a) the tenth calendar day after that interest determination date or, if such day is not a business day, the next succeeding business day or (b) the business day preceding the applicable interest payment date or maturity date, as the case may be.

Redemption, Substitution, Variation, Repurchase and Conversion

Redemption at the Option of the Issuer

If so provided in the accompanying prospectus supplement, and subject, in certain instances, to the prior approval of Credit Suisse Group’s primary regulator in Switzerland, the Swiss Financial Market Supervisory Authority FINMA, or FINMA, the Issuer may redeem the Convertible Securities of any series in whole or from time to time in part prior to maturity on notice given at least 30 calendar days and not more than 60 calendar days prior to the date fixed for redemption upon the terms and subject to the conditions set forth in the accompanying prospectus supplement.  The notice of redemption of Convertible Securities of any series to be redeemed at the option of the Issuer shall be given by the Issuer or, at the Issuer’s or Credit Suisse Group’s request, by the Trustee in the name and at the expense of the Issuer or Credit Suisse Group; provided, however, that the Issuer or Credit Suisse Group shall have delivered to the Trustee, at least 45 calendar days prior to the date of redemption (or such shorter period as may be acceptable to the Trustee), an officers’ certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice.  If notice of redemption has been given as provided herein, the Convertible Securities or portions of Convertible Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to (but excluding) the date fixed for redemption.  By applicable redemption price, we mean the price specified in the redemption notice as calculated pursuant to the accompanying prospectus supplement.

Redemption upon the Occurrence of Certain Events

Unless otherwise provided in the accompanying prospectus supplement, and subject, in certain instances, to the prior approval of FINMA, upon the occurrence of certain triggering events specified in the accompanying prospectus supplement (which may include, but shall not be limited to, regulatory events, takeover events, taxation events or capital events), the Issuer may, in accordance with the provisions of the accompanying prospectus supplement, redeem all, but not some only, of the Convertible Securities of any series, together with any accrued but unpaid interest to (but excluding) the relevant redemption date.

Notwithstanding anything herein to the contrary, the Issuer may not give notice of redemption in cash of the Convertible Securities of any series if mandatory conversion of the Convertible Securities of such series has been triggered as described in the applicable prospectus supplement.

If so provided by the accompanying prospectus supplement, the Issuer may redeem all, but not some only, of the Convertible Securities of a series at its option at any time on giving not less than 30 calendar days nor more than 60 calendar days notice, at the redemption price set forth in the accompanying prospectus supplement, together with accrued interest to (but excluding) the relevant redemption date, if it has or will (or Credit Suisse Group would, if required to pay under the Guarantee) become obligated to pay additional amounts on such series of Convertible Securities, as described in the accompanying prospectus supplement, as a result of certain changes in, or amendments to, the laws (or any regulations or rulings promulgated thereunder) of Switzerland or Guernsey.

Repurchase at the Option of the Holders

Unless otherwise provided in the accompanying prospectus supplement, holders of the Convertible Securities may not require the Issuer to repurchase a series of Convertible Securities prior to maturity.

Subject to the prior approval of FINMA, the Issuer or Credit Suisse Group (or any subsidiary of Credit Suisse Group) may at any time purchase or procure others to purchase beneficially for its account Convertible Securities in any manner and at any price.

Substitution or Variation of Terms

Subject, in certain circumstances, to the prior approval of FINMA, upon the occurrence of certain triggering events (which may include, but shall not be limited to, regulatory events, takeover events, tax events and capital events) and in accordance with the provisions specified in the accompanying prospectus supplement, the Issuer may, without any requirement for the consent or approval of the holders of the Convertible Securities or the Trustee, either substitute all, but not some only, of the Convertible Securities of a series for another series of Convertible Securities, or vary the terms of all, but not some only, of the Convertible Securities, in order to meet or continue to meet certain regulatory requirements; provided that the right of any holder of Convertible Securities to receive payment of the principal of, and interest on, any Convertible Security on or after the respective due dates for such payment, or the right of any holder to institute suit for the enforcement of any such payment on or after such respective dates, or certain other rights of a holder as described in the applicable prospectus supplement shall not be impaired or affected without the consent of such holder.  In connection with any substitution or variation, the Issuer shall comply with the rules of any stock exchange, if any, on which the Convertible Securities are for the time being listed or admitted to trading.

The notice of substitution or variation of Convertible Securities of any series to be substituted or varied at the option of the Issuer shall be given by the Issuer or, at the Issuer’s or Credit Suisse Group’s request, by the Trustee in the name and at the expense of the Issuer or Credit Suisse Group by mailing notice of such substitution or variation to holders of Convertible Securities at least 30 calendar days and not more than 60 calendar days prior to the date fixed for such substitution or variation; provided, however, that the Issuer or Credit Suisse Group shall have delivered to the Trustee, at least 45 calendar days prior to the date of substitution or variation (or such shorter period as may be acceptable to the Trustee), an officers’ certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice.

Substitution of the Issuer

Substitution at the Option of the Issuer.  The Issuer may at any time, without the consent of the holders or the Trustee, and on the terms and subject to the conditions, if any, set forth in the accompanying prospectus supplement, substitute Credit Suisse Group for itself as principal obligor under the Convertible Securities of a series, provided that no payment in respect of the Convertible Securities of such series is at the relevant time overdue.  In order to give effect to such substitution, the Issuer shall give no more than 30 calendar days nor less than 10 calendar days notice of the substitution date to the Trustee and the holders of such Convertible Securities.  With effect from the substitution date, Credit Suisse Group will, without the need for the amendment of existing, or the entry into of additional, documentation, be substituted as, and assume all of the obligations of the Issuer as, principal obligor under the Convertible Securities of such series.

Substitution upon a Reorganization.  In the event of a reorganization or similar proceeding involving the interposition of a limited liability company between the shareholders of Credit Suisse Group immediately prior to such reorganization, and Credit Suisse Group, as set forth in the accompanying prospectus supplement, without the consent of holders or the Trustee, the Issuer shall, and shall cause Credit Suisse Group to, enter into such agreements and arrangements and make such amendments to the terms of the Convertible Securities and the Guarantee as are necessary to ensure that following such reorganization or similar proceeding, the Convertible Securities shall be convertible into ordinary shares of the newly formed company as provided in the accompanying prospectus supplement.  Upon the occurrence of such a reorganization or similar proceeding, the other obligations of the Issuer under the Convertible Securities and/or Credit Suisse Group under the Guarantee shall be unaffected.

Conversion

Subject, in certain circumstances, to the prior approval of FINMA, upon the occurrence of certain triggering events specified in the accompanying prospectus supplement (which may include, but shall not be limited to, certain regulatory events or certain capital events), at any time while the Convertible Securities are outstanding, the Convertible Securities of a series shall, upon the terms and subject to the conditions set forth in the accompanying prospectus supplement, be redeemed in whole, but not in part, and settled by the delivery of new fully paid shares or American depositary shares, as specified in the accompanying prospectus supplement, to a reputable independent financial institution, trust company or similar entity to be appointed by the Issuer (the “Settlement Shares Depository”) on behalf of the holders on the date specified therefor in the accompanying prospectus supplement.  Receipt by the Settlement Shares Depository of the shares or, if so provided in the accompanying prospectus supplement, American depositary shares, shall be a good and complete discharge of the Issuer’s obligations in respect of the Convertible Securities and those of Credit Suisse Group under the Guarantee.

Following the occurrence of a triggering event but prior to the delivery of shares or American depositary shares (as applicable) to the Settlement Shares Depository, holders shall have recourse only to the Issuer or, in accordance with, and under the provisions of, the Guarantee, to Credit Suisse Group, for the issue and delivery of shares or American depositary shares (as applicable) to the Settlement Shares Depository.  After such delivery to the Settlement Shares Depository, holders shall have recourse only to the Settlement Shares Depository for the delivery to them of such shares or American depositary shares, as applicable.

Upon conversion, the Issuer shall, or shall cause Credit Suisse Group to, pay to the holders of the Convertible Securities any interest accrued up to (but excluding) the date of conversion in respect of the Convertible Securities.

Credit Suisse Group Guarantees

Unless otherwise specified in the applicable prospectus supplement, any Convertible Securities issued by any finance subsidiary will be fully and unconditionally guaranteed by Credit Suisse Group.  Whether the guarantees of the Convertible Securities will be senior or subordinated under the terms of any guarantees will be set forth in the applicable prospectus supplement.  If, for any reason, the Issuer does not make any required payment of principal, premium, if any, of, and interest, if any, on the Convertible Securities when due, whether on the normal due date, on acceleration, redemption or otherwise, Credit Suisse Group will cause the payment to be made to, or to the order of, the trustee.  The holder of a guaranteed Convertible Security will be entitled to payment under the guarantee of Credit Suisse Group without taking any action whatsoever against the relevant finance subsidiary.  As specified in the applicable prospectus supplement, Credit Suisse Group will fully and unconditionally guarantee the delivery of Credit Suisse Group’s shares, or American depositary shares, if applicable, or any monetary claim in respect thereof, in each case according to the terms thereof and of the indenture, the applicable indenture supplement, and the applicable prospectus supplement.

Payment and Transfer

Unless otherwise provided for in the applicable prospectus supplement, the Convertible Securities will be issued only as registered securities, which means that the name of the holder will be entered in a register that will be kept by the trustee or another agent appointed by the Issuer.  Unless stated otherwise in a prospectus supplement, and except as described under “—Book-Entry System” below, principal and interest payments will be made at the office of the paying agent or agents named in the prospectus supplement or by check mailed to you at your address as it appears in the register.

Unless other procedures are described in a prospectus supplement, and except as described under “—Book-Entry System” below, you will be able to transfer registered Convertible Securities at the office of the transfer agent or agents named in the prospectus supplement.  You may also exchange registered Convertible Securities at the office of the transfer agent for an equal aggregate principal amount of registered Convertible Securities of the same series having the same maturity date, interest rate and other terms as long as the Convertible Securities are issued in authorized denominations.

Neither the Issuer nor the trustee will impose any service charge for any transfer or exchange of a Convertible Security.  The Issuer may, however, ask you to pay any taxes or other governmental charges in connection with a transfer or exchange of Convertible Securities.

Book-Entry System

Convertible Securities may be issued under a book-entry system in the form of one or more global securities.  The global securities will be registered in the name of a depositary or its nominee and deposited with that depositary or its custodian.  Unless stated otherwise in the prospectus supplement, The Depository Trust Company, New York, New York, or DTC, will be the depositary if a depositary is used.

Following the issuance of a global security in registered form, the depositary will credit the accounts of its participants with the Convertible Securities upon the Issuer’s instructions.  Only persons who hold directly or indirectly through financial institutions that are participants in the depositary can hold beneficial interests in the global securities.  Since the laws of some jurisdictions require certain types of purchasers to take physical delivery of such securities in definitive form, you may encounter difficulties in your ability to own, transfer or pledge beneficial interests in a global security.

So long as the depositary or its nominee is the registered owner of a global security, the Issuer, the guarantor (if applicable) and the trustee will treat the depositary as the sole owner or holder of the Convertible Securities for purposes of the applicable indenture.  Therefore, except as set forth below, you will not be entitled to have Convertible Securities registered in your name or to receive physical delivery of certificates representing the Convertible Securities.  Accordingly, you will have to rely on the procedures of the depositary and the participant in the depositary through whom you hold your beneficial interest in order to exercise any rights of a holder under the applicable indenture.  We understand that under existing practices, the depositary would act upon the instructions of a participant or authorize that participant to take any action that a holder is entitled to take.

Unless stated otherwise in an applicable prospectus supplement, you may elect to hold interests in the global securities through either DTC (in the United States) or Clearstream Banking, société anonyme, which we refer to as Clearstream, Luxembourg, or Euroclear Bank, S.A./N.V., or its successor, as operator of the Euroclear System, which we refer to as Euroclear (outside of the United States), if you are participants of such systems, or indirectly through organizations which are participants in such systems.  Interests held through Clearstream, Luxembourg and Euroclear will be recorded on DTC’s books as being held by the U.S. depositary for each of Clearstream, Luxembourg and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants’ customers’ securities accounts.

As long as the Convertible Securities of a series are represented by global securities, the Issuer will pay principal of and interest and premium on those securities to, or as directed by, DTC as the registered holder of the global securities.  Payments to DTC will be in immediately available funds by wire transfer.  DTC, Clearstream,

Luxembourg or Euroclear, as applicable, will credit the relevant accounts of their participants on the applicable date.  Neither the Issuer nor the trustee will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and you will have to rely on the procedures of the depositary and its participants.  If an issue of Convertible Securities is denominated in a currency other than the U.S. dollar, the Issuer will make payments of principal and any interest in the foreign currency in which the Convertible Securities are denominated or in U.S. dollars.  DTC has elected to have all payments of principal and interest paid in U.S. dollars unless notified by any of its participants through which an interest in the Convertible Securities is held that it elects, in accordance with, and to the extent permitted by, the applicable supplement and the relevant Convertible Security, to receive payment of principal or interest in the foreign currency.  On or prior to the third business day after the record date for payment of interest and 12 days prior to the date for payment of principal, a participant will be required to notify DTC of (a) its election to receive all, or the specified portion, of payment in the foreign currency and (b) its instructions for wire transfer of payment to a foreign currency account.

DTC, Clearstream, Luxembourg and Euroclear have, respectively, advised us as follows:

•                  As to DTC:  DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.  DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates.  DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC.  Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

•                  As to Clearstream, Luxembourg:  Clearstream, Luxembourg has advised us that it was incorporated as a limited liability company under Luxembourg law.  Clearstream, Luxembourg is owned by Cedel International, société anonyme, and Deutsche Börse AG.  The shareholders of these two entities are banks, securities dealers and financial institutions.

Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thus eliminating the need for physical movement of certificates.  Transactions may be settled by Clearstream, Luxembourg in many currencies, including U.S. dollars.  Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, securities lending and borrowing.  Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships.  Clearstream, Luxembourg interfaces with domestic markets in a number of countries.  Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V., the operator of Euroclear, or the Euroclear operator, to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear.

As a registered bank in Luxembourg, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector.  Clearstream, Luxembourg customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations.  In the United States, Clearstream, Luxembourg customers are limited to securities brokers and dealers and banks, and may include any underwriters or agents for the Convertible Securities.  Other institutions that maintain a custodial relationship with a Clearstream, Luxembourg customer may obtain indirect access to Clearstream, Luxembourg.  Clearstream, Luxembourg is an indirect participant in DTC.

Distributions with respect to the Convertible Securities held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg customers in accordance with its rules and procedures, to the extent received by Clearstream, Luxembourg.

•                  As to Euroclear:  Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash.  Transactions may now be settled in many currencies, including U.S. dollars and Japanese Yen.  Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below.

Euroclear is operated by the Euroclear operator, under contract with Euroclear plc, a U.K. corporation.  The Euroclear operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear plc.  Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants.  Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters for the Convertible Securities.  Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.  Euroclear is an indirect participant in DTC.

The Euroclear operator is a Belgian bank.  The Belgian Banking Commission and the National Bank of Belgium regulate and examine the Euroclear operator.

The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, or the Euroclear Terms and Conditions, and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear operator.  Specifically, these terms and conditions govern:

•                  transfers of securities and cash within Euroclear;

•                  withdrawal of securities and cash from Euroclear; and

•                  receipt of payments with respect to securities in Euroclear.

All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.  The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants.

Distributions with respect to Convertible Securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear Terms and Conditions, to the extent received by the Euroclear operator.

Global certificates generally are not transferable.  Physical certificates will be issued to beneficial owners of a global security if:

•                  the depositary notifies the Issuer that it is unwilling or unable to continue as depositary and the Issuer does not appoint a successor within 90 days;

•                  the depositary ceases to be a clearing agency registered under the Exchange Act and the Issuer does not appoint a successor within 90 days;

•                  the Issuer decides in its sole discretion (subject to the procedures of the depositary) that it does not want to have the Convertible Securities of the applicable series represented by global certificates; or

•                  an event of default has occurred with regard to those Convertible Securities and has not been cured or waived.

If any of the events described in the preceding paragraph occurs, the Issuer will issue definitive securities in certificated form in an amount equal to a holder’s beneficial interest in the Convertible Securities.  Unless otherwise specified in the applicable prospectus supplement, definitive securities will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, and will be registered in the name of the person DTC specifies in a written instruction to the registrar of the Convertible Securities.

In the event definitive securities are issued:

•                  holders of definitive securities will be able to receive payments of principal and interest on their Convertible Securities at the office of the Issuer’s paying agent maintained in the Borough of Manhattan;

•                  holders of definitive securities will be able to transfer their Convertible Securities, in whole or in part, by surrendering the Convertible Securities for registration of transfer at the office of HSBC Bank USA, N.A., the trustee under the applicable indenture.  The Issuer will not charge any fee for the registration or transfer or exchange, except that it may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the registration, transfer or exchange; and

•                  any moneys the Issuer pays to its paying agents for the payment of principal and interest on the Convertible Securities which remain unclaimed at the second anniversary of the date such payment was due will be returned to the Issuer, and thereafter holders of definitive securities may look only to the Issuer, as general unsecured creditors, for payment, provided, however that the paying agents must first publish notice in an authorized newspaper that such money remains unclaimed.

Global Clearance and Settlement Procedures

You will be required to make your initial payment for the Convertible Securities in immediately available funds.  Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System, or any successor thereto.  Secondary market trading between Clearstream, Luxembourg customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by a U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on European time).  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving Convertible Securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC.  Clearstream, Luxembourg customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of Convertible Securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date.  Such credits or any transactions in such Convertible Securities settled during such processing will be reported to the relevant Clearstream, Luxembourg customers or Euroclear participants on such business day.  Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of Convertible Securities by or through a Clearstream, Luxembourg customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Convertible Securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Modification of the Indentures; Substitution or Variation of Terms; Substitution of Issuer

In general, rights and obligations of the relevant finance subsidiary, Credit Suisse Group and the holders under each applicable indenture may be modified if the holders of a majority in aggregate principal amount of the outstanding Convertible Securities of each series affected by the modification consent to such modification.  In addition, the applicable prospectus supplement may provide that the Issuer may, subject to certain conditions, at its option, and without the consent or approval of the holders of the Convertible Securities, either substitute or vary the terms of all (but not some only) of the Convertible Securities, the related guarantee and the applicable indenture as it considers necessary or desirable in order to meet or continue to meet certain regulatory requirements.  Similarly, the applicable prospectus supplement may provide that, in the event that any series of Convertible Securities is issued by a finance subsidiary, Credit Suisse Group may at any time, subject to certain conditions, at its option and without the consent or approval of the holders of such series of Convertible Securities, be substituted as Issuer, whereupon the guarantee shall be terminated.  However, each indenture provides that (subject to certain limited exceptions), the right of any holder of any Convertible Security to receive payment of the principal of, and interest on, such Convertible Security, on or after the respective due dates expressed in such Convertible Security, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder.

However, other than in the circumstances mentioned above, if the relevant finance subsidiary, Credit Suisse Group and the trustee agree, the applicable indenture may be amended without notifying any holders or seeking their consent if the amendment does not materially and adversely affect any holder, including if Credit Suisse Group assumes the obligations of the relevant finance subsidiary in connection with a Convertible Security.

In particular, if the relevant finance subsidiary, Credit Suisse Group and the trustee agree, the applicable indenture may be amended without notifying any holders or seeking their consent to add a guarantee from a third party on any outstanding and future Convertible Security issued or to be issued under the applicable indenture.

Notwithstanding anything in this prospectus to the contrary, in the event that Credit Suisse Group is substituted as Issuer, Swiss law may require that certain mandatory provisions of Swiss law in relation to meetings of holders of Convertible Securities shall apply and prevail in the case of any conflict with the provisions outlined herein or in the applicable prospectus supplement.

Defeasance

The term defeasance means discharge from some or all of the obligations under the applicable indenture.  If the Issuer deposits with the trustee sufficient cash or government securities to pay the principal, interest, premium, if any, and any other sums due to the stated maturity date or a redemption date of the Convertible Securities of a particular series, then at the relevant Issuer’s option:

(i)                           the Issuer and the guarantor will be discharged from their respective obligations with respect to the Convertible Securities of such series; or

(ii)                        the Issuer and the guarantor will no longer be under any obligation to comply with the restrictive covenants, if any, contained in the applicable indenture and any supplemental indenture with respect to the Convertible Securities of such series, and the events of default relating to failures to comply with covenants will no longer apply to them.

In the case of defeasance pursuant to (i) above, the holders of the Convertible Securities of the affected series will not be entitled to the benefits of the applicable indenture except for registration of transfer and exchange of such Convertible Securities and replacement of lost, stolen or mutilated Convertible Securities.  Instead, the holders will only be able to rely on the deposited funds or obligations for payment.

The Issuer must deliver to the trustee an officers’ certificate and an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the Convertible Securities to recognize income, gain or loss for U.S. federal income tax purposes and that the holders would be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.  In the case of a complete defeasance pursuant to (i) above, the Issuer may, in lieu of an opinion of counsel, deliver a ruling to such effect directed to the trustee received from the U.S. Internal Revenue Service if the Issuer and the guarantor are discharged from their respective obligations with respect to the Convertible Securities.

Covenants

The relevant finance subsidiary or Credit Suisse Group may be subject to additional covenants, including restrictive covenants in respect of a particular series of Convertible Securities or the related guarantee.  Such additional covenants will be set forth in the applicable prospectus supplement and, to the extent necessary, in the applicable supplemental indenture relating to that series of Convertible Securities.

Information Concerning the Trustee

HSBC Bank USA, N.A., with its corporate trust office at 10 East 40th Street, New York, New York 10016, will be the trustee.  The trustee will be required to perform only those duties that are specifically set forth in the applicable indenture, except when certain defaults have occurred and are continuing with respect to the Convertible Securities.  After certain defaults, the trustee must exercise the same degree of care that a prudent person would exercise under the circumstances in the conduct of her or his own affairs.  Subject to these requirements, the trustee will be under no obligation to exercise any of the powers vested in it by the applicable indenture at the request of any holder of Convertible Securities unless the holder offers the trustee reasonable indemnity against the costs, expenses and liabilities that might be incurred by exercising those powers.  The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any Officers’ Certificate, Opinion of Counsel (or both), resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person or persons.  The Issuer is obliged to furnish to the Trustee annually a list of the names and addresses of the holders of registered securities.

HSBC Bank USA, N.A. has provided financial and other services to Credit Suisse Group and certain of its subsidiaries and affiliates in the past and may do so in the future as a part of its regular business.

Governing Law

The Convertible Securities and the indentures and any non-contractual obligations arising out of, or in connection with, them are governed by, and shall be construed in accordance with, the laws of England, save that the provisions relating to the status and degree of subordination of the Convertible Securities and the related guarantee shall be governed by the laws of the Island of Guernsey in the case of the finance subsidiaries and the laws of Switzerland in the case of Credit Suisse Group, and save that with respect to each of the indentures, such provisions of the Trust Indenture Act as are deemed to be part of and to govern the applicable indenture, shall govern such indenture.

SPECIAL PROVISIONS RELATING TO CONVERTIBLE SECURITIES DENOMINATED IN A FOREIGN CURRENCY

Unless otherwise specified in the applicable prospectus supplement, the following additional provisions will apply to Convertible Securities denominated in a foreign currency.

Payment Currency

Unless otherwise indicated in the applicable prospectus supplement, you will be required to pay for Convertible Securities denominated in a foreign currency in the specified currency.  Currently, there are limited facilities in the United States for the conversion of U.S. dollars into foreign currencies.  Therefore, unless otherwise indicated in the applicable prospectus supplement, the exchange rate agent the Issuer appoints and identifies in the applicable prospectus supplement will arrange for the conversion of U.S. dollars into the specified currency on behalf of any purchaser of a Convertible Security denominated in a foreign currency to enable a prospective purchaser to deliver the specified currency in payment for a Convertible Security denominated in a foreign currency.  The exchange rate agent must receive a request for any conversion on or prior to the third business day preceding the date of delivery of the Convertible Security denominated in a foreign currency.  You must pay all costs of currency exchange.

Unless otherwise specified in the applicable prospectus supplement or unless the holder of a Convertible Security denominated in a foreign currency elects to receive payments in the specified currency, payments made by the Issuer of principal of, premium, if any, and interest, if any, on a Convertible Security denominated in a foreign currency will be made in U.S. dollars.  The U.S. dollar amount to be received by a holder will be based on the highest bid quotation in The City of New York received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the exchange rate agent) for the purchase by the quoting dealer of the specified currency for U.S. dollars for settlement on the payment date in the aggregate amount of the specified currency payable to the holders of Convertible Securities scheduled to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract.  If these bid quotations are not available, payments to holders will be made in the specified currency.

Unless otherwise specified in the applicable prospectus supplement, a holder of a Convertible Security denominated in a foreign currency may elect to receive payment in the specified currency for all payments and need not file a separate election for each payment, and such election will remain in effect until revoked by written notice to the paying agent at its corporate trust office in The City of New York received on a date prior to the record date for the relevant interest payment date or at least 10 calendar days prior to the maturity date (or any redemption date or repurchase date), as the case may be; provided, that such election is irrevocable as to the next succeeding payment to which it relates.  If such election is made as to full payment on a Convertible Security, the election may thereafter be revoked so long as the paying agent is notified of the revocation within the time period set forth above.

Banks in the United States offer non-U.S. dollar-denominated checking or savings account facilities in the United States only on a limited basis.  Accordingly, unless otherwise indicated in the applicable prospectus supplement, payments of principal of, premium, if any, and interest, if any, on, Convertible Securities denominated in a foreign currency to be made in a specified currency other than U.S. dollars will be made to an account at a bank outside the United States, unless alternative arrangements are made.

If a specified currency (other than the U.S. dollar) in which a Convertible Security is denominated or payable: (a) ceases to be recognized by the government of the country which issued such currency or for the settlement of transactions by public institutions of or within the international banking community, (b) is a currency unit and such currency unit ceases to be used for the purposes for which it was established, or (c) is not available to the Issuer for making payments due to the imposition of exchange controls or other circumstances beyond its control, in each such case, as determined in good faith by the Issuer, then with respect to each date for the payment of principal of and interest, if any, on a Convertible Security denominated or payable in such specified currency occurring after the last date on which such specified currency was so used, which we refer to as the conversion date, the U.S. dollar or such foreign currency or currency unit as may be specified by the Issuer, which we refer to as the substitute currency, will become the currency of payment for use on each such payment date (but such specified currency will, at the Issuer’s election, resume being the currency of payment on the first such payment date preceded by 15 business days during which the circumstances which gave rise to the change of currency no longer prevail, in each case, as determined in good faith by the Issuer).  The substitute currency amount to be paid by the Issuer to the trustee and by the trustee or any paying agent to the holder of a Convertible Security with respect to such payment date will be the currency equivalent or currency unit equivalent (each as defined below) of the specified currency as determined by the exchange rate agent (which determination will be delivered in writing to the trustee not later than the fifth business day prior to the applicable payment date) as of the conversion date or, if later, the date most recently preceding the payment date in question on which such determination is possible of performance, but not more than 15 business days before such payment date.  We refer to such conversion date or date preceding a payment date as aforesaid as the valuation date.  Any payment in a substitute currency under the circumstances described above will not constitute an event of default under the applicable indenture or the Convertible Securities.

The “currency equivalent” will be determined by the exchange rate agent as of each valuation date and will be obtained by converting the specified currency (unless the specified currency is a currency unit) into the substitute currency at the market exchange rate (as defined below) on the valuation date.

The “currency unit equivalent” will be determined by the exchange rate agent as of each valuation date and will be the sum obtained by adding together the results obtained by converting the specified amount of each initial component currency into the substitute currency at the market exchange rate on the valuation date for such component currency.

“Component currency” means any currency which, on the conversion date, was a component currency of the relevant currency unit.

“Market exchange rate” means, as of any date, for any currency or currency unit, the noon U.S. dollar buying rate for that currency or currency unit, as the case may be, for cable transfers quoted in The City of New York on such date as certified for customs purposes by the Federal Reserve Bank of New York.  If such rates are not available for any reason with respect to one or more currencies or currency units for which an exchange rate is required, the exchange rate agent will use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York as of the most recent available date, or quotations from one or more major banks in The City of New York or in the country of issue of the currency or currency unit in question, or such other quotations as the exchange rate agent will deem appropriate.  Unless otherwise specified by the exchange rate agent, if there is more than one market for dealing in any currency or currency unit by reason of foreign exchange regulations or otherwise, the market to be used in respect of such currency or currency unit will be that upon which a non-resident issuer of securities designated in such currency or currency unit would, as determined in its sole discretion and without liability on the part of the exchange rate agent, purchase such currency or currency unit in order to make payments in respect of such securities.

“Specified amount” of a component currency means the number of units (including decimals) which such component currency represented in the relevant currency unit, on the conversion date or the valuation date or the last date the currency unit was so used, whichever is later.  If after such date the official unit of any component currency is altered by way of combination or subdivision, the specified amount of such component currency will be divided or multiplied in the same proportion.  If after such date two or more component currencies are consolidated into a single currency, the respective specified amounts of such component currencies will be replaced by an amount in such single currency equal to the sum of the respective specified amounts of such consolidated component currencies expressed in such single currency, and such amount will thereafter be a specified amount and such single currency will thereafter be a component currency.  If after such date any component currency will be divided into two or more currencies, the specified amount of such component currency will be replaced by specified amounts of such two or more currencies, the sum of which, at the market exchange rate of such two or more currencies on the date of such replacement, will be equal to the specified amount of such former component currency and such amounts will thereafter be specified amounts and such currencies will thereafter be component currencies.

All determinations referred to above made by the Issuer or its agents will be at its or their sole discretion and will, in the absence of manifest error, be conclusive for all purposes and binding on you.

Specific information about the currency, currency unit or composite currency in which a particular Convertible Security denominated in a foreign currency is denominated, including historical exchange rates and a description of the currency and any exchange controls, will be set forth in the applicable prospectus supplement.  The information therein concerning exchange rates is furnished as a matter of information only and should not be regarded as indicative of the range of, or trends in, fluctuations in currency exchange rates that may occur in the future.

Minimum Denominations, Restrictions on Maturities, Repayment and Redemption

Convertible Securities denominated in specified currencies other than U.S. dollars will have the minimum denominations and will be subject to the restrictions on maturities, repayment and redemption that are set forth in the applicable prospectus supplement.  Any other restrictions applicable to Convertible Securities denominated in specified currencies other than U.S. dollars, including restrictions related to the distribution of such Convertible Securities, will be set forth in the applicable prospectus supplement.

FOREIGN CURRENCY RISKS

This prospectus does not and any applicable prospectus supplement will not describe all of the possible risks of an investment in Convertible Securities whose payment will be made in, or affected by the value of, a foreign currency or a composite currency.  You should not invest in Convertible Securities denominated in a foreign currency if you are not knowledgeable about foreign currency and indexed transactions.  You should consult your own financial and legal advisors about such risks as such risks may change from time to time.

We are providing the following information for the benefit of U.S. residents.  If you are not a U.S. resident, you should consult your own financial and legal advisors before investing in any Convertible Securities.

Exchange Rates and Exchange Controls

A series of Convertible Securities denominated in, or affected by the value of, a currency other than U.S. dollars has additional risks that do not exist for U.S. dollar denominated Convertible Securities.  The most important risks are (a) possible changes in exchange rates between the U.S. dollar and the specified currency after the issuance of the Convertible Securities resulting from market changes in rates or from the official redenomination or revaluation of the specified currency and (b) imposition or modification of foreign exchange controls by either the U.S. government or foreign governments.  Such risks generally depend on economic events, political events and the supply of, and demand for, the relevant currencies, over which we have no control.

Exchange rates have fluctuated greatly in recent years and are likely to continue to fluctuate in the future.  These fluctuations are caused by economic forces as well as political factors.  However, you cannot predict future fluctuations based on past exchange rates.  If the foreign currency decreases in value relative to the U.S. dollar, the yield on a Convertible Security denominated in a foreign currency for a U.S. investor will be less than the coupon rate and you may lose money at maturity if you sell such Convertible Security.

Governments often impose exchange controls which can affect exchange rates or the availability of the foreign currency to make payments of principal, premium, if any, and interest on the Convertible Securities.  We cannot assure you that exchange controls will not restrict or prohibit payments of principal, premium, if any, or interest denominated in any specified currency.

Even if there are no actual exchange controls, it is possible that the specified currency would not be available to the Issuer when payments on the Convertible Securities are due because of circumstances beyond its control.  If the specified foreign currency is not available, the Issuer will make the required payments in U.S. dollars on the basis of the market exchange rate on the date of such payment, or if such rate of exchange is not then available, on the basis of the market exchange rate as of a recent date.  We refer you to “Special Provisions Relating to Convertible Securities Denominated in a Foreign Currency—Payment Currency.”  You should consult your own financial and legal advisors as to the risk of an investment in Convertible Securities denominated in a currency other than your home currency.

Any applicable prospectus supplement relating to Convertible Securities having a specified currency other than U.S. dollars will contain a description of any material exchange controls affecting that currency and any other required information concerning the currency.

Foreign Currency Judgments

The Convertible Securities and the indentures and any non-contractual obligations arising out of, or in connection with, them are governed by, and shall be construed in accordance with, the laws of England, save that the provisions relating to the status and degree of subordination of the Convertible Securities and the related guarantee shall be governed by the laws of the Island of Guernsey in the case of the finance subsidiaries and the laws of Switzerland in the case of Credit Suisse Group, and save that with respect to the indenture, such provisions of the Trust Indenture Act as are deemed to be part of and to govern the applicable indenture, shall govern such indenture.  Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar.  A 1987 amendment to the Judiciary Law of New York State provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation.  Accordingly, if you bring a lawsuit in a New York state court or in a federal court located in New York State for payment of a debt security denominated in a foreign currency, the court would award a judgment in the foreign currency and convert the judgment into U.S. dollars, on the date of the judgment.  U.S. courts located outside New York State would probably award a judgment in U.S. dollars but it is unclear what rate of exchange they would use.

Enforcement of claims or court judgments under Swiss debt collection or bankruptcy proceedings may only be made in Swiss francs.  Thus, the amount of any claim or court judgment denominated in a currency other than Swiss francs would be converted into Swiss francs at the rate obtained on (i) the date the enforcement proceedings are instituted or (ii) the date of the filing for the continuation of the bankruptcy procedure (Fortsetzungsbegehren), with respect to enforcing creditors, and at the rate obtained at the time of adjudication of bankruptcy (Konkurseröffnung), with respect to non-enforcing creditors.

DESCRIPTION OF SHARES

The following summary describes the material terms of the shares of common stock of Credit Suisse Group, par value CHF 0.04 per share, which we refer to as the shares.  A detailed description of the terms of the shares is incorporated by reference into this prospectus from Credit Suisse Group’s annual report on Form 20-F for the year ended December 31, 2010, filed with the SEC on March 25, 2011, which you may obtain as described under “Where You Can Find More Information.” We will issue shares, which may, at our option, be in the form of American depositary shares, under this prospectus and any applicable prospectus supplement in connection with the conversion or exchange of (i) Convertible Securities or (ii) securities with terms similar to the Convertible Securities issued in transactions exempt from registration under the Securities Act of 1933, as amended, that are convertible into or exchangeable for our shares.

As of March 31, 2011, we had fully paid and issued share capital of CHF 48,040,831, consisting of 1,201,020,793 registered shares (inclusive of 739,311treasury shares) with a par value of CHF 0.04 each. As of May 4, 2011, we had additional authorized share capital in the amount of CHF 4,000,000, authorizing the Board of Directors of Credit Suisse Group (the “Board of Directors”) to issue at any time until April 29, 2013 up to 100,000,000 registered shares to be fully paid in, with a nominal value of CHF 0.04 per share.

Additionally, as of May 4, 2011, we had conditional share capital in the amount of CHF 22,885,765.80, consisting of 572,144,145 registered shares with a par value of CHF 0.04 each.  Conditional share capital in the amount of CHF 20,000,000 through the issue of a maximum of 500,000,000 registered shares with a par value of CHF 0.04 pursuant to Article 26 of the Articles of Association is reserved for the purpose of increasing share capital through the conversion of bonds or other financial market instruments of Credit Suisse Group AG, or any of its affiliates, that allow for contingent compulsory conversion into the Company’s shares and that are issued in order to fulfill or maintain compliance with regulatory requirements of the Issuer and/or any of its affiliates (contingent convertible bonds), of which 400,000,000 registered shares are reserved for issuance upon conversion of the BCN (as defined below). Moreover, up to CHF 4,000,000 of the conditional capital pursuant to Article 26 of the Articles of Association shall also be available for share capital increases executed through the voluntary or compulsory exercise of conversion rights and/or warrants granted in connection with bonds or other financial market instruments of Credit Suisse Group AG or any of its affiliates (equity-related financial market instruments). Furthermore, our conditional share capital includes (i) CHF 2,684,161.96 through the issue of a maximum of 67,104,049 registered shares with a par value of CHF 0.04 reserved for employees and (ii) CHF 201,603.84 through the issue of a maximum of 5,040,096 shares reserved for the exercise of option rights granted to employees of all levels of Donaldson, Lufkin & Jenrette, Inc. (“DLJ”) and its group companies, which were rolled over in the merger of DLJ with an indirect, wholly-owned subsidiary of Credit Suisse Group.

In February 2011, we entered into a definitive agreement to issue an aggregate of CHF 5.9 billion Tier 1 Buffer Capital Notes (“Tier 1 BCNs”) and we issued USD 2 billion 7.875% Tier 2 Buffer Capital Notes due 2041 (“Tier 2 BCNs” and, together with the Tier 1 BCNs, the “BCNs”).  The BCNs will be converted into our ordinary shares if our reported common equity tier 1 ratio falls below certain thresholds.  Our calculation of issued share capital and conditional share capital as of March 31, 2011 does not reflect a conversion of the BCNs which will have a dilutive effect on our currently outstanding ordinary shares.  For more information on the Tier 1 BCNs and the Tier 2 BCNs, please see “III — Treasury, Risk, Balance sheet and Off-balance sheet — Treasury management — Capital issuances” in our Annual Report on Form 20-F for the year ended December 31, 2010, which is incorporated by reference into this Registration Statement.

Shares issued as a result of the conversion of conditional capital and the corresponding increase in share capital are generally recorded only once a year, and this recording entails a revision of the Articles of Association and new registration of the total share capital in the Commercial Register. Credit Suisse Group’s Articles of Association were last revised on April 29, 2011 (but not regarding shares issued as a result of the conversion of conditional capital and the corresponding increase in share capital) and are included as an exhibit to this registration statement.

Our registered shares are listed on the SIX Swiss Exchange under the symbol “CSGN” and, in the form of American depositary shares, on the New York Stock Exchange under the symbol “CS.”  The last reported sale price of our common stock on May 13, 2011 was CHF 37.00 and the last reported sale price of our American depositary shares on May 13, 2011 was USD 41.36.

Shareholder Rights

Under Swiss law, dividends may be paid out only if and to the extent a corporation has distributable profits from previous business years, or if the free reserves of the corporation are sufficient to allow distribution of a dividend. In addition, at least 5% of the annual net profits must be retained and booked as general legal reserves for so long as these reserves amount to less than 20% of the paid-in share capital. Our reserves currently exceed this 20% threshold. In any event, dividends may be paid out only after approval of the shareholders. The Board of Directors may propose that a dividend be paid out, but cannot itself set the dividend. The auditors must confirm that the dividend proposal of the Board of Directors conforms to statutory law. In practice, the shareholders usually approve the dividend proposal of the Board of Directors. Dividends are usually due and payable after the shareholders’ resolution relating to the allocation of profits has been passed. Under Swiss law, the statute of limitations in respect of dividend payments is five years.

Voting and Transfer

There is no limitation under Swiss law or our Articles of Association on the right of non-Swiss residents or nationals to own or vote our shares.

Each share carries one vote at our shareholders’ meetings. Voting rights may be exercised only after a shareholder has been recorded in the share register as a shareholder with voting rights. Registration with voting rights is subject to certain restrictions that we describe below.

Our Articles of Association provide that we may elect not to print and deliver certificates in respect of registered shares. Shareholders may, however, request at any time that we print and deliver such certificates free of charge.

The transfer of shares is effected by corresponding entry in the books of a bank or other financial intermediary and notification of such transfer to us by the transferor, the bank or financial intermediary. The transfer of shares further requires that the purchaser file a share registration form to be registered in our share register as a shareholder. Failing such registration, the purchaser may not vote at, or participate in, shareholders’ meetings.  Pursuant to our Articles of Association, the transfer, or pledging as collateral, of shares by means of written assignment is not permitted.

A purchaser of shares will be recorded in the share register with voting rights upon disclosure of its name, citizenship and address, and upon confirmation that it acquired the shares in its own name for its own account. Any person not expressly stating in its application for registration that the relevant shares have been acquired for its own account, which person we refer to as a nominee, may be entered for a maximum of 2% of the total outstanding share capital with voting rights in the share register. In excess of this limit, registered shares held by a nominee will be granted voting rights only if such nominee discloses in writing the name, address and shareholding of any person for whose account it is holding 0.5% or more of the outstanding share capital.

Legal entities, partnerships or groups of joint owners or other groups in which individuals or legal entities are related to one another through capital ownership or voting rights or have a common management or are otherwise interrelated, as well as individuals, legal entities or partnerships that act in concert (especially as a syndicate) with intent to evade the limitation on voting rights are considered as one shareholder or nominee.

Each shareholder, whether registered in our share register or not, is entitled to receive the dividends approved by the shareholders. The same principle applies for capital repayments in the event of a reduction of the share capital, and for liquidation proceeds in the event we are dissolved or liquidated. Under Swiss law, a shareholder has no liability for capital calls, but is also not entitled to reclaim its capital contribution. Swiss law further requires us to apply the principle of equal treatment to all shareholders.

Pre-Emptive Rights

Our Articles of Association provide that the Board of Directors is authorized to exclude shareholders’ subscription rights (Bezugsrechte) in favor of third parties with regard to new registered shares issued out of authorized capital if such shares are used for (a) the acquisition of companies, segments of companies or participations in the banking, finance, asset management or insurance industries through an exchange of shares or (b) for financing/refinancing the acquisition of companies, segments of companies or participations in these industries, or new investment plans. Shareholders’ subscription rights relating to a maximum of 15,000,000 registered shares issued out of authorized capital are excluded in favor of Credit Suisse AG so that Credit Suisse AG can fulfill its obligation to deliver shares in Credit Suisse Group in accordance with the terms of the USD 3.5 billion 11% Tier 1 Capital Notes and CHF 2.5 billion 10% Tier 1 Capital Notes issued in October 2008. If commitments to service convertible bonds or bonds with warrants are assumed in connection with company takeovers or investment plans, the Board of Directors is authorized, for the purpose of fulfilling delivery commitments under such bonds, to issue new shares out of authorized capital excluding the subscription rights of shareholders.

Further, our Articles of Association provide that the shareholders’ subscription rights (Bezugsrechte) are excluded if new shares are issued out of our conditional share capital through the voluntary or compulsory exercise of conversion rights and/or warrants granted in connection with bonds or other financial market instruments of Credit Suisse Group AG, or any of its Group companies, or through compulsory conversion of contingent convertible bonds or other financial market instruments of Credit Suisse Group AG, or any of its Group companies, that allow for contingent compulsory conversion into shares of the Company. Holders of financial market instruments with conversion features and/or of warrants are entitled to subscribe to the new shares. The Board of Directors fixes the conversion/warrant conditions.

Additionally, our Articles of Association provide that when issuing contingent convertible bonds, the Board of Directors is authorized to exclude shareholders’ preferential subscription rights (Vorwegzeichnungsrechte) if these bonds are issued on the national or international capital markets (including private placements with selected strategic investors). If preferential subscription rights are restricted or excluded by resolution of the Board of Directors when contingent convertible bonds are issued: (i) the contingent convertible bonds must be issued at prevailing market conditions, (ii) the setting of the issue price of the new shares must take due account of the stock market price of the shares and/or comparable instruments priced by the market at the time of issue or time of conversion, and (iii) conditional conversion features may remain in place indefinitely.

Furthermore, the Board of Directors is also authorized to exclude shareholders’ preferential subscription rights (Vorwegzeichnungsrechte) when other equity-related financial market instruments are issued provided these instruments are being issued to finance or refinance the acquisition of companies, parts of companies, participations or new investment projects, and/or if the instruments are issued on the national or international capital markets. If shareholders’ preferential subscription rights are restricted or excluded for such equity-related financial market instruments: (i) these equity-related financial market instruments must be issued at prevailing market conditions, (ii) the issue price of the new shares must be set at market conditions taking due account of the stock market price of the shares and/or comparable instruments priced by the market, and (iii) it should be possible to exercise the conversion rights for a maximum of fifteen years and to exercise warrants for a maximum of seven years from the relevant issue date.

Liquidation

Under Swiss law and our Articles of Association, we may be dissolved at any time by a shareholders’ resolution, which must be passed by (1) a representation at the meeting of at least half of the share capital, and (2) a supermajority of at least three-quarters of the votes cast at the meeting. Dissolution by court order is possible if we become bankrupt. Under Swiss law, any surplus arising out of liquidation (after the settlement of all claims of all creditors) is distributed to shareholders in proportion to the paid up par value of shares held.

ERISA

ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, or the Code, impose certain restrictions on (a) employee benefit plans, including entities such as collective investment funds and separate accounts, that are subject to Title I of ERISA, (b) plans described in Section 4975(e)(1) of the Code, including individual retirement accounts and Keogh plans, subject to Section 4975 of the Code and (c) any entities whose underlying assets include “plan assets” by reason of the Plan Asset Regulation (as defined below) or otherwise.  Each of (a), (b) and (c) is herein referred to as a Plan.  ERISA also imposes certain duties on persons who are fiduciaries with respect to Plans subject to ERISA.  In accordance with ERISA’s general fiduciary requirements, a fiduciary with respect to any such Plan who is considering the purchase of securities on behalf of such Plan should determine whether such purchase is permitted under the governing plan documents and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio.

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving Plans, and certain persons, referred to as “parties in interest” under ERISA or “disqualified persons” under the Code, having certain relationships with such Plans.  We and certain of our subsidiaries, controlling shareholders and other affiliates may each be considered a “party in interest” or “disqualified person” with respect to many Plans.  Prohibited transactions within the meaning of ERISA or the Code may arise, for example, if these securities are acquired by or with the assets of a Plan with respect to which one of these entities is a service provider, unless the securities are acquired pursuant to a statutory or an administrative exemption.

The acquisition of the securities may be eligible for one of the exemptions noted below if the acquisition:

•                  is made solely with the assets of a bank collective investment fund and satisfies the requirements and conditions of Prohibited Transaction Class Exemption, or PTCE, 91-38 issued by the Department of Labor;

•                  is made solely with assets of an insurance company pooled separate account and satisfies the requirements and conditions of PTCE 90-1 issued by the Department of Labor;

•                  is made solely with assets managed by a qualified professional asset manager and satisfies the requirements and conditions of PTCE 84-14 issued by the Department of Labor;

•                  is made solely with assets of an insurance company general account and satisfies the requirements and conditions of PTCE 95-60 issued by the Department of Labor;

•                  is made solely with assets managed by an in-house asset manager and satisfies the requirements and conditions of PTCE 96-23 issued by the Department of Labor; or

•                  is made by a Plan with respect to which the issuing entity is a party in interest solely by virtue of it being a service provider and the acquisition satisfies the requirements and conditions of Section 408(b) of ERISA.

Governmental plans and certain church plans, while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA or Section 4975 of the Code, may nevertheless be subject to local, state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code.  Fiduciaries of any such plan should consult legal counsel before purchasing these securities.

Please consult the applicable prospectus supplement for further information with respect to a particular offering.  Depending upon the security offered, restrictions on purchase or transfer to, by or on behalf of a Plan may apply.

TAXATION

United States Taxation

The following is a summary of material U.S. federal income tax considerations that may be relevant to a beneficial owner of the Convertible Securities. For purposes of this summary, a “U.S. holder” means a citizen or resident of the United States or a domestic corporation or a holder that is otherwise subject to U.S. federal income tax on a net income basis in respect of the Convertible Securities. A “Non-U.S. holder” means a holder that is not a U.S. holder. This summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase the Convertible Securities. In particular, the summary deals only with holders that will acquire the Convertible Securities as part of the initial offering of the Convertible Securities and who will hold the Convertible Securities as capital assets, and do not hold other securities of the finance subsidiary.  It does not address the tax treatment of holders that may be subject to special tax rules, such as banks, insurance companies, dealers in securities or currencies, tax exempt entities, financial institutions, traders in securities that elect to use the mark-to-market method of accounting for their securities, persons subject to the alternative minimum tax, dealers in securities or currencies, partnerships that hold the Convertible Securities or partners therein, or persons that hedge their exposure in the Convertible Securities or will hold Convertible Securities as a position in a “straddle” or “conversion” transaction or as part of a “synthetic security” or other integrated financial transaction.

This discussion does not address U.S. state, local and non-U.S. tax consequences. You should consult your tax adviser with respect to the U.S. federal, state, local and foreign tax consequences of acquiring, owning or disposing of the Convertible Securities in your particular circumstances.

This discussion applies only to holders of registered Convertible Securities.  Convertible Securities in bearer form are not being offered to U.S. persons.  A U.S. holder who owns Convertible Securities in bearer form characterized as indebtedness may be subject to limitations under U.S. federal income tax laws, including the limitations provided in Sections 165(j) and 1287 of the Code. Prospective holders should consult their tax advisors with respect to the U.S. federal income tax consequences of investing in Convertible Securities in bearer form.

The U.S. federal income tax treatment of the Convertible Securities offered pursuant to this prospectus will depend on the specific terms of the Convertible Securities, and may depend on the nature of the assets held by the finance subsidiary. Additionally, special rules apply to foreign currency-denominated instruments.  The prospectus supplement applicable to a particular issue of Convertible Securities may add or modify information contained in this disclosure, depending on the specific terms of the Convertible Securities being offered, and on the assets held by the finance subsidiary at that time.

Characterization of the Convertible Securities

No statutory, judicial or administrative authority directly addresses the characterization of the Convertible Securities or instruments similar to the Convertible Securities for U.S. federal income tax purposes.  As a result, significant aspects of the U.S. federal income tax consequences of an investment in the Convertible Securities are not certain.  We anticipate that the Convertible Securities will be treated as equity of the Issuer (whether the Issuer is the finance subsidiary or, as a result of a substitution, Credit Suisse Group AG) for U.S. federal income tax purposes. However, no assurance can be given that the U.S. Internal Revenue Service (the “IRS”) will not assert that the Convertible Securities should be treated in a different manner, for example as indebtedness for U.S. federal income tax purposes.  If the Convertible Securities were treated other than as equity of the Issuer for U.S. federal income tax purposes, the timing and character of income, gain and loss recognized by you could differ from the description herein. The following discussion assumes treatment of the Convertible Securities as equity of the Issuer for U.S. federal income tax purposes.

The tax treatment of any Convertible Securities that we believe should be characterized other than as equity of the Issuer for U.S. federal income tax purposes will be discussed in the applicable prospectus supplement.

Characterization of the Finance Subsidiary

The finance subsidiary has made an election to be treated as a pass-through entity for U.S. federal income tax purposes.  Based on the assumption that Convertible Securities will be treated as equity interests in the finance subsidiary, holders of the Convertible Securities will be treated as partners in the finance subsidiary. A partnership generally is not itself subject to U.S. federal income tax, unless the partnership constitutes a publicly traded partnership taxable as a corporation.  Instead, each partner is required to take into account its allocable share of items of income, gain, loss, and deduction of the partnership in computing its U.S. federal income tax liability, regardless of whether distributions are made to the partner.  Such income will be treated as if it were realized by the partner directly from the same source from which it was realized by the partnership.  Accordingly, each U.S. holder will be required to include in gross income and expense its allocable share of the income and expense of the finance subsidiary in respect of the underlying assets.  U.S. holders who are individuals may be subject to limitations on their ability to deduct expenses of the finance subsidiary allocable to them. Under certain circumstances, the finance subsidiary may be required to file a U.S. partnership return on maturity or conversion of the Convertible Securities, and to provide Schedule K-1 forms to direct, and certain indirect, U.S. investors.

We anticipate that the finance subsidiary will not be treated as a publicly traded partnership taxable as a corporation.  The terms of the assets held by the finance subsidiary have not yet been determined.  It is anticipated that they will be instruments of a kind for which no statutory, judicial or administrative authority directly addresses the characterization for U.S. federal income tax purposes.  As a result, significant aspects of the U.S. federal income tax consequences of an investment in the Convertible Securities may not be certain.  We anticipate however that we will treat the assets of the finance subsidiary as equity of Credit Suisse Group AG or a subsidiary thereof for U.S. federal income tax purposes, and the following discussion assumes such treatment. The prospectus supplement for an issuance of Convertible Securities will provide additional information on the U.S. federal income tax treatment of the finance subsidiary and the assets held by the finance subsidiary, to the extent relevant to the tax treatment of a U.S. holder of the Convertible Securities.

U.S. holders

Payments of Interest and Additional Amounts

In accordance with our expectation that the Convertible Securities will be treated as partnership interests in the finance subsidiary (as discussed above), payments of gross interest and additional amounts in respect of such Convertible Securities will constitute distributions of your distributable share of income generated by the relevant underlying assets held by the finance subsidiary.  Assuming such underlying assets will be securities that are characterized for U.S. federal income tax purposes as equity of Credit Suisse Group AG or a subsidiary thereof, the tax treatment of such income, which will consist of payments on these securities, is described in the three paragraphs below.  If, contrary to our expectations, the underlying assets held by the finance subsidiary do not qualify for treatment as equity of Credit Suisse Group AG or a subsidiary thereof, the prospectus supplement for an issuance of Convertible Securities will describe the U.S. federal income tax treatment of payments in respect of such Convertible Securities.

Subject to the discussion below under “Passive Foreign Investment Company Rules,” payments of gross interest and additional amounts in respect of securities which are characterized for U.S. federal income tax purposes as equity of Credit Suisse Group AG or a subsidiary thereof will constitute dividend income to the extent of current or accumulated earnings and profits of Credit Suisse Group AG or a subsidiary thereof (as applicable), as determined under U.S. federal income tax principles.  Payments of interest will be foreign source income and will not be eligible for the dividends-received deduction generally allowed to corporate U.S. holders.

To the extent, if any, that the amount of any payment of gross interest and additional amounts exceeds current and accumulated earnings and profits of Credit Suisse Group AG or a subsidiary thereof (as applicable), as determined under U.S. federal income tax principles, it will be treated first as a tax-free return of capital to the extent of the finance subsidiary’s adjusted tax basis in the securities, and to the extent it exceeds the adjusted tax basis, it will be treated as capital gain.  Potential purchasers should note, however, that neither Credit Suisse Group AG nor any subsidiary thereof, will maintain calculations of its earnings and profits under U.S. federal income tax principles and therefore you should expect that the entire amount of a payment of interest will generally be characterized as dividend income to you.

Subject to certain exceptions for short-term and hedged positions, the U.S. dollar amount of dividends received by an individual prior to January 1, 2013 will be subject to taxation at a maximum rate of 15% if the dividends are “qualified dividends.”  The applicability of “qualified dividend” treatment to payments on these securities will be discussed in the applicable prospectus supplement.

The finance subsidiary may substitute Credit Suisse Group AG for itself as the Issuer of the Convertible Securities.  The discussion in the preceding three paragraphs of the tax treatment of payments made in respect of securities which are characterized for U.S. federal income tax purposes as equity of Credit Suisse Group AG or a subsidiary thereof applies equally to payments made in respect of such Convertible Securities.

Sale or Exchange of the Convertible Securities

Subject to the discussion below under “Passive Foreign Investment Company Rules,” upon the sale, exchange or other disposition of the Convertible Securities, a U.S. holder will generally recognize U.S source capital gain or loss. The amount of the gain or loss will equal the difference between the amount realized on the sale or exchange and the holder’s adjusted tax basis in the Convertible Securities. Such gain or loss will generally be long-term capital gain or loss if the U.S. holder has held the Convertible Securities for more than one year. The deductibility of capital losses is subject to limitations.

Conversion of the Convertible Securities

Under the circumstances described above under “Description of Convertible Securities - Redemption, Substitution, Variation, Repurchase and Conversion - Conversion,” we will convert the Convertible Securities into common shares or American depositary shares (“ADSs”) of Credit Suisse Group AG.  In the case where the finance subsidiary is the Issuer of the Convertible Securities, and a U.S. holder realizes any loss on the conversion of Convertible Securities into common shares or ADSs of Credit Suisse Group AG, we believe such U.S. holder generally would not recognize such loss. In that case, the U.S. holder’s tax basis in the common shares or ADSs received upon conversion generally will equal its aggregate tax basis in the Convertible Securities converted, and the holding period of the common shares or ADSs received upon conversion may not include the period during which the U.S. holder held the Convertible Securities prior to the conversion.

If a U.S. holder realizes any gain on the conversion of Convertible Securities issued by the finance subsidiary for common shares or ADSs of Credit Suisse Group AG, the U.S. federal income tax treatment of the conversion is uncertain, but it is possible such U.S. holder would recognize such gain.  Such U.S. holders should consult their own tax advisors with respect to the tax consequences of such a conversion.

In the case where Credit Suisse Group AG has been substituted as the Issuer of the Convertible Securities, a U.S. holder will generally not recognize gain or loss on the conversion of Convertible Securities into common shares or ADSs of Credit Suisse Group AG.  The tax basis of the common shares or ADSs a U.S. holder will receive upon such conversion generally will equal its aggregate tax basis in the Convertible Securities converted.  The holding period of the common shares or ADSs a U.S. holder will receive upon conversion will generally include the period during which the U.S. holder held Convertible Securities after the substitution and prior to the conversion.

Dividends paid with respect to the common shares or ADSs a U.S. holder will receive upon conversion will be subject to the same tax treatment as described above in “Payments of Interest and Additional Amounts,” and a sale or other disposition of the common shares or ADSs will be subject to the same tax treatment as described above in “Sale or Exchange of the Convertible Securities,” except that a U.S. holder’s adjusted tax basis and holding period in the common shares or ADSs will be determined pursuant to the preceding paragraphs.

Substitution of Issuer

The U.S. federal income tax treatment of a substitution of Convertible Securities issued by the finance subsidiary for Convertible Securities issued by Credit Suisse Group AG is uncertain. Although the matter is not free from doubt, U.S. holders should recognize gain, if any, if Credit Suisse Group AG Convertible Securities are treated as differing materially in kind or extent from Convertible Securities issued by the finance subsidiary. Deductibility of loss, if any, may be limited pursuant to, among other things, the wash sale rules. U.S. holders should consult their own tax advisors with respect to the tax consequences of such a substitution.

Passive Foreign Investment Company Rules

Special U.S. federal income tax rules apply to U.S. persons owning shares of a “passive foreign investment company,” or PFIC. If Credit Suisse Group is treated as a PFIC for any year, U.S. holders of Convertible Securities, or common shares or ADSs received upon conversion, (together, the “CSG Equity Instruments”) may be subject to adverse tax consequences upon a sale, exchange or other disposition of the CSG Equity Instruments or upon the receipt of certain “excess distributions” in respect of the CSG Equity Instruments. Based on audited consolidated financial statements, we believe that Credit Suisse Group was not treated as a PFIC for U.S. federal income tax purposes with respect to the 2010 taxable year. In addition, based on the audited consolidated financial statements of Credit Suisse Group and our current expectations regarding the value and nature of its assets and the sources and nature of its income, we do not anticipate Credit Suisse Group becoming a PFIC for the 2011 taxable year.

Backup Withholding and Information Reporting

Payments of interest and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting and to backup withholding unless (1) you are a corporation or other exempt recipient or (2) in the case of backup withholding, you provide a correct taxpayer identification number and certify that you are not subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

In order to avoid adverse U.S. federal tax consequences, “foreign financial institutions” will be required, for years beginning after December 31, 2012, to collect information on certain financial accounts held by U.S. persons and submit such information to the IRS. It is likely that the Issuer will qualify as a “foreign financial institution” under these rules. However, the application of these rules to amounts paid on or with respect to the Convertible Securities is not clear. For example, it is not yet clear what information the Issuer would be required to provide to the IRS with respect to holders of the Convertible Securities.  By purchasing the Convertible Securities, U.S. holders agree to provide whatever information is necessary for us to comply with these reporting obligations. If an amount of, or in respect of, U.S. withholding tax were to be deducted or withheld from payments on the Convertible Securities as a result of an investor’s failure to comply with these rules, neither the Issuer nor the guarantor nor any paying agent nor any other person would, pursuant to the terms of the Convertible Securities, be required to pay additional amounts with respect to any Convertible Securities as a result of the deduction or withholding of such tax.

For years beginning after March 18, 2010, individual U.S. holders who, during any taxable year, hold any interest in any “specified foreign financial asset” generally will be required to file with their U.S. federal income tax returns a statement setting forth certain information if the aggregate value of all such assets exceeds $50,000. A “specified foreign financial asset” generally includes any financial account maintained with a foreign financial institution and may include the Convertible Securities if they are not held in an account maintained with a U.S. financial institution. A U.S. holder who fails to file any such form could be required to pay a penalty of $10,000, or a penalty of up to $50,000 for ongoing failure to file.

Additional Reporting Requirements for Certain Holders of Convertible Securities

A U.S. holder that is a partner in a foreign partnership such as the finance subsidiary may be subject to special foreign partnership information reporting requirements with respect to the acquisition, holding or disposition of an investment in Convertible Securities issued by the finance subsidiary.

A U.S. holder generally will be required to file Form 8865 (or similar form) with the IRS, if its purchase of Convertible Securities in the aggregate during any twelve month period exceeds $100,000.  A U.S. holder will also be required to file Form 8865 for any year in which it becomes a “10 Percent holder,” meaning a holder who at any time owns a 10 percent or greater share of all outstanding Convertible Securities.

For a year when a U.S. holder becomes a 10 Percent holder, or purchases more than $100,000 of Convertible Securities, the U.S. holder will generally be required to provide on Form 8865 the names and addresses of all U.S. holders that were 10 Percent holders in that year, among other matters.  A U.S. holder who fails to file Form 8865 when required is subject to a penalty equal to 10 percent of the gross amount paid for the Convertible Securities (subject to a maximum penalty of $100,000, except in cases of intentional disregard).

A 10 Percent holder also will generally be required to file Form 8865 for any year in which more than 50% of all outstanding Convertible Securities are held by 10 Percent holders.  Finally, a 10 Percent holder will generally be required to file Form 8865 for any year in which it ceases to be a 10 Percent holder.  A U.S. holder who fails to file in such circumstances is subject to a penalty of $10,000, or a penalty of up to $50,000 for ongoing failure to file.

Special rules apply to combine the purchases and ownership interests of certain related persons in determining whether a holder meets the foregoing reporting thresholds. U.S. holders should consult their own tax advisors with respect to this or any other reporting requirement that may apply to an acquisition of the Convertible Securities.

Non-U.S. holders

Subject to the discussion below, assuming that the Convertible Securities are treated as equity in a partnership holding equity securities of Credit Suisse Group AG or a subsidiary thereof, a Non-U.S. holder of a Convertible Security will not be subject to U.S. federal income tax by withholding or otherwise on payments of interest (including Additional Amounts) on a Convertible Security, or gain realized in connection with the sale, or other disposition of a Convertible Security, unless the Non-U.S. holder is an individual present in the U.S. for 183 days or more in the taxable year of a disposition of the Convertible Security in which gain was realized and certain other conditions are satisfied.  Non-U.S. holders should consult their U.S. tax advisors with respect to the characterization of the Convertible Securities and of the Issuer’s assets for U.S. federal income tax purposes.

The Issuer may be required pursuant to the U.S. Foreign Account Tax Compliance rules (“FATCA”) to withhold U.S. tax on a portion of payments made after December 31, 2012 on certain types of securities issued by the Issuer after March 18, 2012 to an investor who does not provide information sufficient for the Issuer to determine whether the investor is a U.S. person or should otherwise be treated as holding a “United States account” of the Issuer, or to an investor that is a non-U.S. financial institution that is not in compliance with FATCA, as well as under certain other circumstances.  The application of these rules to amounts paid on or with respect to the Convertible Securities is not clear.  If an amount of, or in respect of, U.S. withholding tax were to be deducted or withheld from payments on the Convertible Securities as a result of an investor’s failure to comply with these rules, neither the Issuer nor the guarantor nor any paying agent nor any other person would, pursuant to the terms of the Convertible Securities, be required to pay additional amounts with respect to any Convertible Securities as a result of the deduction or withholding of such tax.  Holders should consult their own tax advisors on how these rules may apply to payments they receive under the Convertible Securities.

Swiss Taxation

The following is a summary of the principal tax consequences for holding debt securities issued by a company or finance subsidiary under the laws of Switzerland for investors who are not residents of Switzerland for tax purposes and have no Swiss permanent establishment and do not conduct a Swiss-based trade or business.  It does not address the tax treatment of holders of debt securities who are residents of Switzerland for tax purposes or who are subject to Swiss taxes for other reasons.  This summary is based on legislation as of the date of this prospectus and does not aim to be a comprehensive description of all the Swiss tax considerations that may be relevant to a decision to invest in debt securities.

Withholding Tax

According to the present practice of the Swiss Federal Tax Administration, payments of interest on the debt securities issued by a company or finance subsidiary (other than Credit Suisse Group) or by a branch of Credit Suisse Group outside Switzerland are not subject to Swiss withholding tax, even if guaranteed by Credit Suisse Group, provided, however, that the net proceeds from the issue of the debt securities are used outside of Switzerland.

Payments of interest on debt securities issued by Credit Suisse Group (but not through a branch outside Switzerland, see above) may be subject to Swiss withholding tax at a rate of 35% regardless of whether such interest is paid regularly in coupons or in a one-time payment upon redemption.

Neither the issuer, nor the guarantor nor any paying agent nor any other person may, pursuant to the applicable terms and conditions of the Convertible Securities, be obliged to pay additional amounts with respect to any Convertible Securities as a result of the deduction or imposition of withholding tax.

On December 22, 2010 the Swiss Federal Council issued draft legislation, which, if enacted, would replace the current withholding tax regime and may require a paying agent in Switzerland to deduct Swiss withholding tax at a rate of 35% on any payment of interest in respect of a note to an individual resident in Switzerland or to a person resident in a country which has no double tax treaty with Switzerland.  If this legislation or similar legislation were enacted and and an amount of, or in respect of, Swiss withholding tax were to be deducted or withheld from that payment, neither the issuer, nor the guarantor nor any paying agent nor any other person would, pursuant to the terms and conditions of the Convertible Securities, be obliged to pay additional amounts with respect to any Convertible Securities as a result of the deduction or imposition of such withholding tax.

The holder of debt securities issued by Credit Suisse Group (but not through a branch outside Switzerland) who is resident in Switzerland and who, at the time the payment of interest on such debt securities is due, is the beneficial owner of such payment of interest and, in the case of a holder who is an individual, duly reports the gross payment of interest in his or her tax return and, in case of a holder who is an entity or an individual required to maintain accounts, includes such payments in its profit and loss statement, is entitled to a full refund of or a full tax credit for the Swiss withholding tax, as the case may be.  A holder of debt securities issued by Credit Suisse Group (but not through a branch outside Switzerland) who is not resident in Switzerland at the time the interest on such debt securities is due may be able to claim a full or partial refund of the Swiss withholding tax if such holder is entitled to claim the benefits with regard to such interest payment of a double taxation treaty between Switzerland and his or her country of residence.

Issue and Transfer Stamp Tax

The issue and redemption of debt securities (other than in the case of debt securities issued by Credit Suisse Group, but not through a branch outside Switzerland) should, under applicable Swiss tax law, not be subject to Swiss Issue Stamp Tax (Emissionsabgabe) on the issue of securities, even if the debt securities are guaranteed by Credit Suisse Group, provided, however, that in such case the relevant issuer uses the proceeds from such guaranteed debt securities outside of Switzerland.  The issue of debt securities (but not redemption) by Credit Suisse Group (but not through a branch outside Switzerland) will be liable to Swiss stamp duty on the issue of securities in the case of debt securities with a maturity in excess of one year at a rate of 0.12% for each year of the whole term (fractional years count as full years) and in the case of debt securities with a maturity of up to twelve months at a rate of 0.06%, calculated for each day of the whole term on the basis of 1/360th of such tax rate.

A transfer or sale of debt securities is subject to the Swiss Transfer Stamp Tax (Umsatzabgabe), currently at the rate of up to 0.3% of the consideration paid in case of debt securities issued by a company or finance subsidiary (other than Credit Suisse Group) or by a branch of Credit Suisse Group outside Switzerland or up to 0.15% of the consideration paid in case of debt securities issued by Credit Suisse Group (but not through a branch outside Switzerland), if such transfer or sale is made by or through a bank or securities dealer (as defined in the Swiss Federal Stamp Tax Act) resident in Switzerland or Liechtenstein, unless an exemption from the Transfer Stamp Tax applies.

Other Taxes

Under current Swiss law, a holder of debt securities who is not resident in Switzerland and who during the taxable year has not engaged in trade or business through a permanent establishment within Switzerland and who is not subject to taxation by Switzerland for any other reason will be exempted from any Swiss federal, cantonal or municipal income or other tax on gains on the sale of, or payments received under, the debt securities.

Taxation of the common shares

Under current Swiss law, any dividends paid and similar cash or in-kind distributions made on the shares (including bonus shares and dividends on liquidation proceeds exceeding the nominal value of the shares and, if certain conditions are met, the capital contributions paid on the shares) will be subject to Swiss withholding tax at a rate of 35% and Credit Suisse Group AG will be required to withhold tax at such rate from any distribution made to a shareholder. Any repayment of the nominal value of the shares and, if certain conditions are met, any distributions out of capital contribution reserves are tax exempt. Furthermore, in case of a repurchase of own shares by Credit Suisse Group AG, the portion of the repurchase price which exceeds the nominal value of the common shares and the capital contribution reserves of Credit Suisse Group AG, may, in some cases, be re-characterized as taxable liquidation which is subject to the 35%. Swiss withholding tax if certain conditions are met.

Swiss resident individuals or legal entities incorporated in Switzerland are generally entitled to a full refund of Swiss withholding tax if they are the beneficial owner of the shares at the time the distribution is due and duly report the gross distribution received on their personal income tax return or, in case of a legal entity, include the taxable profit in the income statement.

The recipient of a taxable distribution from Credit Suisse Group AG who is an individual or a legal entity not resident in Switzerland for tax purposes may be entitled to a full or partial refund of Swiss withholding tax if the country in which such recipient resides for tax purposes has entered into a bilateral treaty for the avoidance of double taxation with Switzerland and if the further prerequisites of such treaty are met. Shareholders not resident in Switzerland should be aware that the procedures for claiming treaty benefits (and the time required for obtaining refund) may differ from country to country. Shareholders not resident in Switzerland should consult their own legal, financial or tax advisors regarding receipt, ownership, purchases, sale or other dispositions of common shares and the procedures for claiming a refund of Swiss withholding tax.

The transfer of common shares may be subject to Swiss Transfer Stamp Tax (Umsatzabgabe) at a rate of up to 0.15% if such transfer is made by or through the intermediary of a securities dealer in Switzerland or Liechtenstein, as defined in the Swiss Federal Stamp Tax Act, and unless an exemption applies.

Swiss Issue Stamp Tax (Emissionsabgabe) imposed in connection with the conversion of the Convertible Securities, if any, will be borne by Credit Suisse Group AG.

European Union Directive on Taxation of Certain Interest Payments

Under European Council Directive 2003/48/EC on the taxation of savings income, Member States of the European Union are required to provide to the tax authorities of another Member State details of payments of interest (or similar income) paid by a person within its jurisdiction to an individual or to certain other persons in that other Member State.  However, for a transitional period, Luxembourg and Austria are instead required (unless during that period they elect otherwise) to operate a withholding system in relation to such payments subject to a procedure whereby, on meeting certain conditions, the beneficial owner of the interest or other income may request that no tax be withheld (the ending of such transitional period being dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries).  The European Commission has proposed certain amendments to the Directive, which may, if implemented, amend or broaden the scope of the requirements described above.  A number of non-EU countries, including Guernsey (regarding which see below) and Switzerland, and territories have agreed to adopt similar measures (some of which involve a withholding system, such as in Switzerland).  Unless provided otherwise in the applicable prospectus supplement, no additional amounts will be payable if a payment on a debt security to an individual is subject to any withholding or deduction that is required to be made pursuant to any European Union Directive on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, any such Directive.

You should consult your own tax advisors regarding the application of Directive 2003/48/EC or any similar Directive or similar measures of non-EU countries and territories.

Guernsey Taxation

Holders of Convertible Securities who are resident for tax purposes in Guernsey, Alderney or Herm will be liable to income tax in Guernsey at the appropriate rate on income arising from their holding of the Convertible Securities.  However, any tax payable will not be collected by way of deduction or withholding from any payments made to them of such income.

Holders of Convertible Securities resident outside of Guernsey, Alderney or Herm will not be subject to any tax in Guernsey in respect of any payments to them in respect of the Convertible Securities, provided such payments are not to be taken into account in computing the profits of any permanent establishment situate in Guernsey through which such holder carries on a business in Guernsey.

Guernsey currently does not levy taxes upon capital inheritance, capital gains, gifts, sales or turnover (unless the varying of investments and the turning of such investments to account is a business or part of a business). Nor are there any estate duties (save for registration fees and ad valorem duty payable upon an application for a Guernsey Grant of Representation where the deceased dies leaving assets in Guernsey, which require presentation of such a Grant). No duty will be chargeable in Guernsey on the issue, transfer or redemption of the Convertible Securities.

EU Savings Directive and associated arrangements with Guernsey

Since 1 July 2005, Guernsey and the EU Member States have entered into agreements (the “Guernsey Savings Tax Agreements”) on the taxation of savings income.  On the basis of such agreements, Guernsey introduced a system whereby withholding tax (called retention tax) is levied on interest payments or other similar income paid by a paying agent within Guernsey to individual residents in the contracting EU Member States on or after 1 July 2005, unless such EU resident individual has either:

(a) expressly authorized the paying agent to report the interest payment to the Director of Income Tax of Guernsey, or

(b) presented to the paying agent a certificate drawn up in the name of the individual by the competent authority of the contracting Member State of that individual’s residence.

The current rate of retention tax is 20%.

On November 24, 2010, Guernsey approved proposals to move to automatic exchange of information in relation to such interest payments.  Accordingly, with effect from January 1, 2011, a paying agent in Guernsey may elect not to deduct retention tax from interest payments made on or after January 1, 2011 but before July 1, 2011, provided that the paying agent reports any such interest payment to the Director of Income Tax in Guernsey in the same manner as if the individual had expressly authorized the paying agent to do so. From July 1, 2011 paying agents in Guernsey must not deduct retention tax but must report any such interest payment made to the Director of Income Tax in Guernsey.

The European Commission has recently adopted a proposal to amend the EU Savings Tax Directive, with a view to closing existing loopholes and eliminating tax evasion. These changes broadly relate to the scope of, and mechanisms implemented by, the EU Savings Tax Directive. If these changes are implemented, the position of holders of Convertible Securities in relation to the EU Savings Tax Directive could be different to that set out above.

PLAN OF DISTRIBUTION

We may sell the Convertible Securities through agents, underwriters, dealers or directly to purchasers.

Our agents may solicit offers to purchase the Convertible Securities.

•                  We will name any agent involved in offering or selling the Convertible Securities, and any commissions that we will pay to the agent, in the applicable prospectus supplement.

•                  Unless we indicate otherwise in the applicable prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

•                  Our agents may be deemed to be underwriters under the Securities Act of 1933 of any of the Convertible Securities that they offer or sell.

We may use an underwriter or underwriters in the offer or sale of the Convertible Securities.

•                  If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of the Convertible Securities.

•                  We will include the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.

•                  The underwriters will use the applicable prospectus supplement and any free writing prospectuses to sell the Convertible Securities.

•                  If we use an underwriter or underwriters, the underwriter or underwriters will acquire the Convertible Securities for their own account and may resell the Convertible Securities in one or more transactions, including negotiated transactions.  These sales will be made at a fixed price or at varying prices determined at the time of the sale.

We may use a dealer to sell the Convertible Securities.

•                  If we use a dealer, we, as principal, will sell the Convertible Securities to the dealer.

•                  The dealer will then sell the Convertible Securities to the public at varying prices that the dealer will determine at the time it sells the Convertible Securities.

•                  We will include the name of the dealer and the terms of our transactions with the dealer in the applicable prospectus supplement.

The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:

•                  at a fixed price or prices, which may be changed;

•                  at market prices prevailing at the time of sale;

•                  at prices related to prevailing market prices; or

•                  at negotiated prices.

In connection with an offering, the underwriters may purchase and sell securities in the open market.  These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales.  Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering.  Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.  The underwriters also may impose a penalty bid.  This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities.  As a result, the price of the securities may be higher than the price that otherwise might exist in the open market.  If these activities are commenced, they may be discontinued by the underwriters at any time.  These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

In connection with these sales of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents.  Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents.  The applicable prospectus supplement will include any required information about underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

Conflicts of Interest

In compliance with FINRA guidelines, the maximum amount of underwriting compensation, including underwriting commissions or discounts, to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement; however, it is anticipated that the maximum underwriting compensation to be received in any particular offering of Convertible Securities will be significantly less than this amount.

Credit Suisse Securities (USA) LLC, or Credit Suisse Securities, is an indirect subsidiary of Credit Suisse Group.  FINRA Rule 5121 imposes certain requirements when a member of FINRA, such as Credit Suisse Securities, distributes an affiliated company’s securities.  If Credit Suisse Securities or our other U.S.-registered broker-dealer subsidiaries or affiliates participate in the distribution of the Convertible Securities, we will conduct the offering in accordance with the applicable provisions of FINRA Rule 5121.  In any offerings subject to FINRA Rule 5121, no underwriter will confirm initial sales to accounts over which it exercises discretionary authority without the prior written approval of the customer.

We may solicit directly offers to purchase the Convertible Securities, and we may directly sell the Convertible Securities to institutional or other investors.  We will describe the terms of our direct sales in the applicable prospectus supplement.

We may indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act of 1933.  Our agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for, us or our subsidiaries and affiliates in the ordinary course of business.

We may authorize our agents and underwriters to solicit offers by certain institutions to purchase the Convertible Securities at the public offering price under delayed delivery contracts.

•                  If we use delayed delivery contracts, we will disclose that we are using them in the applicable prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

•                  These delayed delivery contracts will be subject only to the conditions that we set forth in the applicable prospectus supplement.

•                  We will indicate in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of the Convertible Securities under delayed delivery contracts will be entitled to receive.

Selling Restrictions

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) an offer of securities may not be made to the public in that Relevant Member State other than an offer:

•                  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•                  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant dealer or underwriter nominated by the Issuer for any such offer; or

•                  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities shall require the Issuer or any dealer of underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State. The expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State.  The expression “2010 PD Amending Directive” means Directive 2010/73/EU.

In addition, each underwriter or agent will represent and agree that:

(a)   the securities may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the securities constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland or the Swiss Collective Investment Scheme Act, and neither this prospectus nor any other offering or marketing material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.  Neither this prospectus nor any other offering or marketing material relating to the offering, the Issuer or Credit Suisse Group or the securities have been or will be filed with or approved by any Swiss regulatory authority. The securities are not subject to the supervision by any Swiss regulatory authority, e.g., FINMA, and investors in the securities will not benefit from protection or supervision by such authority;

(b)(i)    no prospectus (including any amendment, supplement or replacement thereto) has been prepared in connection with the offering of the securities that has been approved by the Autorité des marchés financiers or by the competent authority of another State that is a contracting party to the Agreement on the European Economic Area and notified to the Autorité des marchés financiers, and (ii) it has not offered or sold and will not offer or sell, directly or indirectly, the securities to the public in France, and has not distributed or caused to be distributed and will not distribute or cause to be distributed to the public in France, this prospectus or any other offering material relating to the securities, and that such offers, sales and distributions have been and shall only be made in France to persons licensed to provide the investment service of portfolio management for the account of third parties, qualified investors (investisseurs qualifiés) and/or a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in Articles L.  411-2, D.  411-1 and D.  411-2 of the Code monétaire et financier.  The direct or indirect distribution to the public in France of any so acquired securities may be made only as provided by Articles L.  411-1, L.  411-2, L.  412-1 and L.  621-8 to L.  621-8-3 of the Code monétaire et financier and applicable regulations thereunder;

(c)   it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply to the relevant issuer;

(d)   it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom;

(e)   the securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan.  Each underwriter or agent has represented and agreed that it has not offered or sold, and will not offer or sell any securities directly or indirectly in Japan or to, or for the benefit of, any Japanese person or to others, for re-offering or resale directly or indirectly in Japan or to any Japanese person, except in each case pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law of Japan and any other applicable laws and regulations of Japan.  For purposes of this paragraph, “Japanese person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan;

(f)   The securities have not been offered or sold, and will not be offered or sold, in Hong Kong, by means of any document, other than (i) to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent) or (ii) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.  32) (the “CO”), or (iii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.  571) (the “SFO”) and any rules made under the SFO, or (iv) in other circumstances which do not result in the document being a “prospectus” within the meaning of the CO;

(g)   This prospectus has not been and will not be registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”).  Accordingly, this prospectus, any applicable Final Terms relating to any securities and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of any securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor under Section 274 of the SFA, (ii) to a relevant person, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise than pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Each of the following relevant persons specified in Section 275 of the SFA which has subscribed or purchased securities, namely a person who is:

(i)    a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(ii)   a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an individual who is an accredited investor, should note that shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the securities under Section 275 of the SFA except:

(1)  to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA;

(2)  where no consideration is or will be given for the transfer; or

(3)  where the transfer is by operation of law;

(h)   the securities may not be offered, sold or delivered, directly or indirectly, in the People’s Republic of China (excluding Hong Kong, Macau and Taiwan);

(i)   no prospectus supplement or accompanying prospectus, product disclosure statement or supplementary product disclosure statement, or other disclosure document (as defined in the Corporations Act 2001 of Australia) in relation to the securities has been or will be lodged with the Australian Securities and Investments Commission (“ASIC”).  Accordingly, each underwriter and agent has represented and agreed that it:

(x)   has not made or invited, and will not make or invite, an offer of the securities for issue or sale in Australia (including an offer or invitation which is received by a person in Australia); and

(y)   has not distributed or published, and will not distribute or publish, the prospectus or any other offering material relating to the securities in Australia,

unless (i) the offer otherwise does not require disclosure to investors under Part 6D.2, Part 7.7 or Part 7.9 of the Corporations Act 2001 of Australia, (ii) such action complies with all applicable laws, regulations and directives, and (iii) does not require any document to be lodged with the ASIC;

(j)   it has not offered or sold, and will not offer or sell, any securities, directly or indirectly, in Canada or any province or territory thereof or to, or for the benefit of, any resident of Canada in contravention of the securities laws and regulations of the provinces and territories of Canada and represents that any offer of securities in Canada will be made only pursuant to an exemption from the requirement to file a prospectus in the province or territory of Canada in which such offer is made; and that it has not and it will not distribute or deliver the prospectus or any other offering material relating to the securities in Canada or to any resident of Canada in contravention of the securities law and regulations of the provinces and territories of Canada;

(k)   the securities have not been and will not be registered with the National Securities Registry (Registro Nacional de Valores) maintained by the National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores), and may not be offered or sold publicly in Mexico.  The securities may be privately placed in Mexico, pursuant to the exemption set forth in the Article 8 of the Mexican Securities Market Law; and

(l)  the securities may not be offered or sold to or be held by any person resident for the purposes of the Income Tax (Guernsey) law 1975 in the Islands of Guernsey, Alderney or Herm, Channel Islands.

This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”).  The securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such securities will be engaged in only with, relevant persons.  Any person who is not a relevant person should not act or rely on this document or any of its contents.

MARKET-MAKING ACTIVITIES

Any of our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, may use this prospectus and our prospectus supplements in connection with offers and sales of the Convertible Securities, in connection with market-making transactions by and through our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities, at prices that relate to the prevailing market prices of the Convertible Securities at the time of the sale or otherwise.  Any of our broker-dealer subsidiaries and affiliates, including Credit Suisse Securities, may act as principal or agent in these transactions.  None of our broker-dealer subsidiaries and affiliates has any obligation to make a market in any of our offered securities and may discontinue any market-making activities at any time without notice, at its sole discretion.

LEGAL MATTERS

Certain legal matters with respect to U.S. law relating to the offering of the Convertible Securities will be passed upon for the Issuers by Cleary Gottlieb Steen & Hamilton LLP, New York, New York, our U.S. counsel.  Certain legal matters with respect to Swiss law relating to the offering of the Convertible Securities will be passed upon for us by Homburger AG, Zurich, Switzerland, our Swiss counsel.  Certain legal matters with respect to English law relating to the offering of the Convertible Securities will be passed upon for the Issuers by Linklaters LLP, London, England, our English counsel.  Any agents or underwriters will be represented by Cravath, Swaine & Moore LLP, New York, New York.  Cravath, Swaine & Moore LLP regularly provides legal services to Credit Suisse Group and our subsidiaries and affiliates.  Certain matters of law relating to the finance subsidiaries will be passed upon for the finance subsidiaries by Carey Olsen, Guernsey, Channel Islands.

EXPERTS

The consolidated financial statements of Credit Suisse Group as of December 31, 2010 and 2009, and for each of the years in the three-year period ended December 31, 2010, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2010, have been incorporated by reference into this prospectus in reliance upon the reports of KPMG AG, independent registered public accounting firm, which are included in our Annual Report on Form 20-F for the year ended December 31, 2010 and incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report on the consolidated financial statements of Credit Suisse Group as of December 31, 2010 contains an explanatory paragraph that states that, in 2010, Credit Suisse Group changed its method of accounting for variable interest entities due to the adoption of ASU 2009-17.

With respect to the unaudited interim financial information for Credit Suisse Group as of March 31, 2011 incorporated by reference herein, the independent registered public accounting firm has reported that they applied limited procedures in accordance with professional standards for a review of such information.  However, their separate report included in the Credit Suisse Group’s current financial report on Form 6-K filed on May 10, 2011 for the three-month period ended March 31, 2011, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information.  Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.  Indemnification of Directors And Officers

Credit Suisse Group AG

Under Swiss law, directors and senior officers acting in violation of their statutory duties—whether dealing with bona fide third parties or performing any other acts on behalf of the corporation—may become liable to the corporation, its shareholders and (in bankruptcy) its creditors for damages. The directors’ liability is joint and several but only to the extent the damage is attributable to each director based on willful or negligent violation of duty. If the board of directors lawfully delegated the power to carry out day-to-day management to a different corporate body (e.g., the executive board) the board of directors is not vicariously liable for the acts of the members of the executive board. Instead, the directors can be held liable for their failure to properly select, instruct or supervise the executive board members. If directors and officers enter into a transaction on behalf of the corporation with bona fide third parties in violation of their statutory duties, the transaction is nevertheless valid as long as it is not excluded by the corporation’s business purpose.

Because Credit Suisse Group AG is a Swiss company headquartered in Switzerland, many of the directors and officers of Credit Suisse Group AG are residents of Switzerland and not the United States. As a result, U.S. investors may find it difficult in a lawsuit based on the civil liability provisions of the U.S. federal securities laws to:

•                  serve legal process on Credit Suisse Group AG or its directors and executive officers or have any of them appear in a U.S. court; and

•                  enforce against those persons in Switzerland, whether in original actions or in actions for enforcement of judgments of U.S. courts, liabilities based solely on the federal securities laws of the United States.

Neither the Articles of Association of Credit Suisse Group AG nor Swiss statutory law contains provisions regarding the indemnification of directors and officers.

According to general principles of Swiss law, a corporation may, under certain circumstances, indemnify an employee against losses and expenses incurred by her in the execution of her duties under an employment agreement, unless the losses and expenses arise from the employee’s gross negligence or willful misconduct.

It is Credit Suisse Group AG’s policy to indemnify its current or former directors and/or employees against certain losses and expenses in respect of service as a director or employee of Credit Suisse Group AG, one of its affiliates or another entity, which Credit Suisse Group AG has approved, subject to specific conditions or exclusions. Credit Suisse Group AG maintains directors’ and officers’ insurance for its directors and officers.

Credit Suisse Group (Guernsey) I Limited and Credit Suisse Group (Guernsey) III Limited

Section 157 of the Companies (Guernsey) Law, 2008, as amended, provides that any provision (whether contained in the finance subsidiary’s Memorandum or Articles of Incorporation or in any contract with the relevant finance subsidiary or otherwise) that purports to exempt a director of a company from, or seeks to provide an indemnity to, a director against any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.  Nothing in Section 157 prevents a company from purchasing and maintaining insurance to cover such liabilities.

The Articles of Incorporation of each finance subsidiary contain provisions to the effect that: “The directors, secretary and other officers or employees of the company shall be indemnified out of the assets of the company to the fullest extent permitted by the Law from and against all actions, costs, charges, losses, damages and expenses which they or any of them may incur or sustain by reason of any contract entered into or any act done, concurred in or omitted, in or about the execution of their duty or supposed duty or in relation thereto.”

Item 9.  Exhibits

Exhibit No.	Description
1.1*	Form of Underwriting Agreement relating to Convertible Securities of Credit Suisse Group (Guernsey) I Limited.

1.2*	Form of Underwriting Agreement relating to Convertible Securities of Credit Suisse Group (Guernsey) III Limited.

3.1	Memorandum and Articles of Incorporation of Credit Suisse Group (Guernsey) I Limited as of January 28, 2011.

3.2	Memorandum and Articles of Incorporation of Credit Suisse Group (Guernsey) III Limited as of January 28, 2011.

3.3	Articles of Association (Statuten) of Credit Suisse Group AG as of April 29, 2011.

4.1

Senior or Subordinated Guaranteed Exchangeable or Convertible Debt Securities Indenture between Credit Suisse Group (Guernsey) I Limited, as issuer, Credit Suisse Group AG, as guarantor, and HSBC Bank USA, N.A., as trustee, dated as of May 16, 2011.

4.2

Senior or Subordinated Guaranteed Exchangeable or Convertible Debt Securities Indenture between Credit Suisse Group (Guernsey) III Limited, as issuer, Credit Suisse Group AG, as guarantor, and HSBC Bank USA, N.A., as trustee, dated as of May 16, 2011.

4.3	Form of Share Certificate (incorporated by reference to Exhibit 2.2 to Credit Suisse Group AG’s Registration Statement on Form 20-F filed on September 21, 2001).

4.4

Form of Deposit Agreement among Credit Suisse Group, Deutsche Bank Trust Company Americas, formerly Bankers Trust Company, as depositary, and all holders and beneficial owners from time to time of American Depositary Receipts issued thereunder, including the Form of American Depositary Receipt (incorporated by reference to Exhibit (a) to Credit Suisse Group’s Registration Statement on Form F-6 (No.  333-13926) filed on September 21, 2001).

4.5	Form of Senior or Subordinated Guaranteed Convertible Security of Credit Suisse Group (Guernsey) I Limited, including the Form of Senior or Subordinated Guarantee endorsed thereon.

4.6	Form of Senior or Subordinated Guaranteed Convertible Security of Credit Suisse Group (Guernsey) III Limited, including the Form of Senior or Subordinated Guarantee endorsed thereon.

5.1	Opinion of Homburger AG.

5.2	Opinion of Carey Olsen.

5.3	Opinion of Linklaters LLP.

12.1	Computation of ratio of earnings to fixed charges (Credit Suisse Group AG).

15.1	Letter Regarding Unaudited Interim Financial Statements.

23.1	Consent of Homburger AG (included in Exhibit 5.1).

23.2	Consent of Carey Olsen (included in Exhibit 5.2).

23.3	Consent of Linklaters LLP (included in Exhibit 5.3).

23.4	Consent of KPMG AG.

24.1	Powers of Attorney (included in the signature pages of this Registration Statement).

25.1

Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of HSBC Bank USA, N.A., as trustee, under the indenture relating to Credit Suisse Group (Guernsey) I Limited, as issuer, and Credit Suisse Group AG, as guarantor.

25.2

Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of HSBC Bank USA, N.A., as trustee, under the indenture relating to Credit Suisse Group (Guernsey) III Limited, as issuer, and Credit Suisse Group AG, as guarantor.

* To be filed.

Item 10.  Undertakings

The undersigned Registrants hereby undertake:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by Credit Suisse Group pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   In the case of Credit Suisse Group, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering.  Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that Credit Suisse Group includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.  Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by Credit Suisse Group pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(5)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)    Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)   That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of such undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)   Any free writing prospectus relating to the offering prepared by, or on behalf of, such undersigned Registrant or used or referred to by such undersigned Registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by, or on behalf of, such undersigned Registrant; and

(iv)  Any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.

(7)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of Credit Suisse Group’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities

Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Zurich, Switzerland, on the 16th day of May, 2011.

CREDIT SUISSE GROUP AG

By:	/s/ BRADY DOUGAN
	Name:	Brady Dougan
	Title:	Chief Executive Officer

By:	/s/ DAVID MATHERS
	Name:	David Mathers
	Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below hereby constitutes and appoints David Mathers, Romeo Cerutti, Rolf Enderli, Gary Gluck, Kim Fox-Moertl, Peter J. Feeney, D. Neil Radey and Andrew M. Hutcher jointly and severally, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all post-effective amendments to this Registration Statement on Form F-3 (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities on the 16th day of May, 2011.

Name	Title

/s/ BRADY DOUGAN
Brady Dougan	Chief Executive Officer, Credit Suisse Group AG

/s/ DAVID MATHERS
David Mathers	Chief Financial Officer, Credit Suisse Group AG

/s/ URS ROHNER
Urs Rohner	Chairman of the Board of Directors, Credit Suisse Group AG

/s/ PETER BRABECK-LETMATHE
Peter Brabeck-Letmathe	Vice Chairman of the Board of Directors, Credit Suisse Group AG

Name	Title

/s/ JASSIM BIN HAMAD J. J. AL THANI
Jassim Bin Hamad J. J. Al Thani	Director, Credit Suisse Group AG

/s/ ROBERT H. BENMOSCHE
Robert H. Benmosche	Director, Credit Suisse Group AG

/s/ NOREEN DOYLE
Noreen Doyle	Director, Credit Suisse Group AG

/s/ WALTER B. KIELHOLZ
Walter B. Kielholz	Director, Credit Suisse Group AG

/s/ ANDREAS N. KOOPMANN
Andreas N. Koopmann	Director, Credit Suisse Group AG

/s/ JEAN LANIER
Jean Lanier	Director, Credit Suisse Group AG

/s/ ANTON VAN ROSSUM
Anton van Rossum	Director, Credit Suisse Group AG

/s/ AZIZ R.D. SYRIANI
Aziz R.D. Syriani	Director, Credit Suisse Group AG

/s/ DAVID W. SYZ
David W. Syz	Director, Credit Suisse Group AG

/s/ RICHARD E. THORNBURGH
Richard E. Thornburgh	Director, Credit Suisse Group AG

/s/ JOHN TINER
John Tiner	Director, Credit Suisse Group AG

/s/ ANTON VAN ROSSUM
Anton van Rossum	Director, Credit Suisse Group AG

/s/ PETER F. WEIBEL
Peter F. Weibel	Director, Credit Suisse Group AG

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the following capacity on the 16th day of May, 2011.

CREDIT SUISSE (USA), INC.

By:	/s/ D. NEIL RADEY		Authorized Representative in the United States
	Name:	D. Neil Radey
	Title:	General Counsel

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Island of Guernsey, Channel Islands and Zurich, Switzerland, on the 16th day of May, 2011.

CREDIT SUISSE GROUP (GUERNSEY) I LIMITED

By:	/s/ ROY MCGREGOR
	Name:	Roy McGregor
	Title:	Director

By:	/s/ KENNETH WALLBRIDGE
	Name:	Kenneth Wallbridge
	Title:	Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below hereby constitutes and appoints Roy McGregor and Kenneth Wallbridge, jointly and severally, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all post-effective amendments to the Registration Statement on Form F-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities on the 16th day of May, 2011.

Name	Title

/s/ ROY MCGREGOR
Roy McGregor	Director

/s/ KENNETH WALLBRIDGE
Kenneth Wallbridge	Director

/s/ ROGER RIMANN
Roger Rimann	Director

/s/ ANTHONY LE CONTE
Anthony Le Conte	Director

CREDIT SUISSE (USA), INC.

By:	/s/ D. NEIL RADEY	Authorized Representative in the United States
Name: D. Neil Radey
Title: General Counsel

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Island of Guernsey, Channel Islands and Zurich, Switzerland, on the 16th day of May, 2011.

CREDIT SUISSE GROUP (GUERNSEY) III LIMITED

By:	/s/ ROY MCGREGOR
	Name:	Roy McGregor
	Title:	Director

By:	/s/ KENNETH WALLBRIDGE
	Name:	Kenneth Wallbridge
	Title:	Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below hereby constitutes and appoints Roy McGregor and Kenneth Wallbridge, jointly and severally, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all post-effective amendments to the Registration Statement on Form F-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities on the 16th day of May, 2011.

Name	Title

/s/ ROY MCGREGOR
Roy McGregor	Director

/s/ KENNETH WALLBRIDGE
Kenneth Wallbridge	Director

/s/ ROGER RIMANN
Roger Rimann	Director

/s/ ANTHONY LE CONTE
Anthony Le Conte	Director

CREDIT SUISSE (USA), INC.

By:	/s/ D. NEIL RADEY		Authorized Representative in the United States
	Name:	D. Neil Radey
	Title:	General Counsel

INDEX TO EXHIBITS

Item 9.  Exhibits

Exhibit No.	Description
1.1*	Form of Underwriting Agreement relating to Convertible Securities of Credit Suisse Group (Guernsey) I Limited.

1.2*	Form of Underwriting Agreement relating to Convertible Securities of Credit Suisse Group (Guernsey) III Limited.

3.1	Memorandum and Articles of Incorporation of Credit Suisse Group (Guernsey) I Limited as of January 28, 2011.

3.2	Memorandum and Articles of Incorporation of Credit Suisse Group (Guernsey) III Limited as of January 28, 2011.

3.3	Articles of Association (Statuten) of Credit Suisse Group AG as of April 29, 2011.

4.1

Senior or Subordinated Guaranteed Exchangeable or Convertible Debt Securities Indenture between Credit Suisse Group (Guernsey) I Limited, as issuer, Credit Suisse Group AG, as guarantor, and HSBC Bank USA, N.A., as trustee, dated as of May 16, 2011.

4.2

Senior or Subordinated Guaranteed Exchangeable or Convertible Debt Securities Indenture between Credit Suisse Group (Guernsey) III Limited, as issuer, Credit Suisse Group AG, as guarantor, and HSBC Bank USA, N.A., as trustee, dated as of May 16, 2011.

4.3	Form of Share Certificate (incorporated by reference to Exhibit 2.2 to Credit Suisse Group AG’s Registration Statement on Form 20-F filed on September 21, 2001).

4.4

Form of Deposit Agreement among Credit Suisse Group, Deutsche Bank Trust Company Americas, formerly Bankers Trust Company, as depositary, and all holders and beneficial owners from time to time of American Depositary Receipts issued thereunder, including the Form of American Depositary Receipt (incorporated by reference to Exhibit (a) to Credit Suisse Group’s Registration Statement on Form F-6 (No.  333-13926) filed on September 21, 2001).

4.5	Form of Senior or Subordinated Guaranteed Convertible Security of Credit Suisse Group (Guernsey) I Limited, including the Form of Senior or Subordinated Guarantee endorsed thereon.

4.6	Form of Senior or Subordinated Guaranteed Convertible Security of Credit Suisse Group (Guernsey) III Limited, including the Form of Senior or Subordinated Guarantee endorsed thereon.

5.1	Opinion of Homburger AG.

5.2	Opinion of Carey Olsen.

5.3	Opinion of Linklaters LLP.

12.1	Computation of ratio of earnings to fixed charges (Credit Suisse Group AG).

15.1	Letter Regarding Unaudited Interim Financial Statements.

23.1	Consent of Homburger AG (included in Exhibit 5.1).

23.2	Consent of Carey Olsen (included in Exhibit 5.2).

23.3	Consent of Linklaters LLP (included in Exhibit 5.3).

23.4	Consent of KPMG AG.

24.1	Powers of Attorney (included in the signature pages of this Registration Statement).

25.1

Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of HSBC Bank USA, N.A., as trustee, under the indenture relating to Credit Suisse Group (Guernsey) I Limited, as issuer, and Credit Suisse Group AG, as guarantor.

25.2

Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of HSBC Bank USA, N.A., as trustee, under the indenture relating to Credit Suisse Group (Guernsey) III Limited, as issuer, and Credit Suisse Group AG, as guarantor.

*    To be filed.